                                                                   EXHIBIT 4.1



                            HUNTWAY PARTNERS, L.P.

                                  as Issuer

                                 $21,750,000

             9 1/4% Senior Subordinated Secured Convertible Notes

                                   due 2007




                                  INDENTURE

                         Dated as of October 15, 1997




                     STATE STREET BANK AND TRUST COMPANY

                                  as Trustee

                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1
     DEFINITIONS AND INCORPORATION
     BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.01   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.02   Other Definitions . . . . . . . . . . . . . . . . . . . . . . .  14
     1.03   Incorporation by Reference of Trust Indenture Act . . . . . . .  15
     1.04   Rules of Construction . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 2
     THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     2.01   Form and Dating . . . . . . . . . . . . . . . . . . . . . . . .  16
     2.02   Execution and Authentication. . . . . . . . . . . . . . . . . .  16
     2.03   Registrar, Paying Agent and Conversion Agent. . . . . . . . . .  16
     2.04   Paying Agent to Hold Money in Trust . . . . . . . . . . . . . .  17
     2.05   Securityholder Lists. . . . . . . . . . . . . . . . . . . . . .  17
     2.06   Transfer and Exchange . . . . . . . . . . . . . . . . . . . . .  17
     2.07   Replacement Securities. . . . . . . . . . . . . . . . . . . . .  18
     2.08   Outstanding Securities. . . . . . . . . . . . . . . . . . . . .  18
     2.09   Treasury Securities . . . . . . . . . . . . . . . . . . . . . .  19
     2.10   Temporary Securities. . . . . . . . . . . . . . . . . . . . . .  19
     2.11   Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . .  19
     2.12   Defaulted Interest. . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE 3
     REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     3.01   Notices to Trustee. . . . . . . . . . . . . . . . . . . . . . .  20
     3.02   Selection of Securities to Be Redeemed. . . . . . . . . . . . .  20
     3.03   Notice of Redemption. . . . . . . . . . . . . . . . . . . . . .  21
     3.04   Effect of Notice of Redemption. . . . . . . . . . . . . . . . .  22
     3.05   Deposit of Redemption Price . . . . . . . . . . . . . . . . . .  22
     3.06   Securities Redeemed in Part . . . . . . . . . . . . . . . . . .  23
     3.07   Conversion Arrangement on Call for Redemption . . . . . . . . .  23
     3.08   Optional Redemption for Cash. . . . . . . . . . . . . . . . . .  24
     3.09   Optional Redemption for Common Stock. . . . . . . . . . . . . .  24
     3.10   Mandatory Redemption. . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 4
     COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     4.01   Payment of Securities . . . . . . . . . . . . . . . . . . . . .  25
     4.02   Maintenance of Office or Agency . . . . . . . . . . . . . . . .  25



     4.03   SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     4.04   Compliance Certificate  . . . . . . . . . . . . . . . . . . . .  26
     4.05   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     4.06   Stay, Extension and Usury Laws  . . . . . . . . . . . . . . . .  27
     4.07   Limitation on Restricted Payments . . . . . . . . . . . . . . .  27
     4.08   Limitation on Dividends and Other Payment
            Restrictions Affecting Subsidiaries . . . . . . . . . . . . . .  29
     4.09   Limitation on Incurrence of Indebtedness and Issuance
            of Disqualified Stock . . . . . . . . . . . . . . . . . . . . .  30
     4.10   Limitation on Transactions With Affiliates  . . . . . . . . . .  31
     4.11   Limitation on Liens . . . . . . . . . . . . . . . . . . . . . .  32
     4.12   Existence . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     4.13   Redesignation of Unrestricted Subsidiary  . . . . . . . . . . .  33
     4.14   Change of Control . . . . . . . . . . . . . . . . . . . . . . .  33
     4.15   Maintenance of Properties . . . . . . . . . . . . . . . . . . .  34
     4.16   Compliance with Laws. . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE 5
     SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     5.01   Merger, Consolidation or Sale of Assets . . . . . . . . . . . .  35
     5.02   Successor Substituted   . . . . . . . . . . . . . . . . . . . .  36

ARTICLE 6
     DEFAULTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . .  36
     6.01   Events of Default . . . . . . . . . . . . . . . . . . . . . . .  36
     6.02   Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . .  39
     6.03   Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . .  39
     6.04   Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . .  39
     6.05   Control by Majority . . . . . . . . . . . . . . . . . . . . . .  40
     6.06   Limitation on Suits   . . . . . . . . . . . . . . . . . . . . .  40
     6.07   Rights of Securityholders to Receive Payment  . . . . . . . . .  40
     6.08   Collection Suit by Trustee  . . . . . . . . . . . . . . . . . .  41
     6.09   Trustee May File Proofs of Claim  . . . . . . . . . . . . . . .  41
     6.10   Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     6.11   Undertaking for Costs . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE 7
     TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     7.01   Duties of Trustee   . . . . . . . . . . . . . . . . . . . . . .  42
     7.02   Rights of Trustee   . . . . . . . . . . . . . . . . . . . . . .  43
     7.03   Individual Rights of Trustee. . . . . . . . . . . . . . . . . .  43
     7.04   Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . .  44
     7.05   Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . .  44
     7.06   Reports by Trustee to Securityholders . . . . . . . . . . . . .  44
     7.07   Compensation and Indemnity  . . . . . . . . . . . . . . . . . .  44


     7.08   Replacement of Trustee  . . . . . . . . . . . . . . . . . . . .  45
     7.09   Successor Trustee by Merger, etc. . . . . . . . . . . . . . . .  46
     7.10   Eligibility; Disqualification . . . . . . . . . . . . . . . . .  46
     7.11   Preferential Collection of Claims Against Issuers . . . . . . .  47

ARTICLE 8
     LEGAL DEFEASANCE AND COVENANT DEFEASANCE . . . . . . . . . . . . . . .  47
     8.01   Option to Effect Legal Defeasance or Covenant Defeasance. . . .  47
     8.02   Legal Defeasance and Discharge. . . . . . . . . . . . . . . . .  47
     8.03   Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . .  47
     8.04   Conditions to Legal or Covenant Defeasance. . . . . . . . . . .  48
     8.05   Deposited Money and Government Securities to be Held in Trust;
            Other Miscellaneous Provisions  . . . . . . . . . . . . . . . .  49
     8.06   Repayment to the Issuer . . . . . . . . . . . . . . . . . . . .  50
     8.07   Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE 9
     AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     9.01   Without Consent of Securityholders  . . . . . . . . . . . . . .  51
     9.02   With Consent of Securityholders . . . . . . . . . . . . . . . .  51
     9.03   Compliance with Trust Indenture Act . . . . . . . . . . . . . .  53
     9.04   Revocation and Effect of Consents . . . . . . . . . . . . . . .  53
     9.05   Notation on or Exchange of Securities . . . . . . . . . . . . .  53
     9.06   Trustee to Sign Amendments, etc.  . . . . . . . . . . . . . . .  53

ARTICLE 10
     COLLATERAL AND SECURITY
     AND INTERCREDITOR AGREEMENT  . . . . . . . . . . . . . . . . . . . . .  54
     10.01  Collateral Documents  . . . . . . . . . . . . . . . . . . . . .  54
     10.02  Recording and Opinions  . . . . . . . . . . . . . . . . . . . .  54
     10.03  Release of Collateral . . . . . . . . . . . . . . . . . . . . .  55
     10.04  Certificates of the Issuer. . . . . . . . . . . . . . . . . . .  55
     10.05  Authorization of Actions to be Taken by the Trustee under the
            Intercreditor Agreement . . . . . . . . . . . . . . . . . . . .  56
     10.06  Authorization of Receipt of Funds by the Trustee under the
            Intercreditor Agreement . . . . . . . . . . . . . . . . . . . .  56
     10.07  Permitted Investments . . . . . . . . . . . . . . . . . . . . .  56
     10.08  Intercreditor Agreement . . . . . . . . . . . . . . . . . . . .  57

ARTICLE 11
     CONVERSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     11.01  Conversion Privilege  . . . . . . . . . . . . . . . . . . . . .  57
     11.02  Conversion Procedure. . . . . . . . . . . . . . . . . . . . . .  58
     11.03  Fractional Shares . . . . . . . . . . . . . . . . . . . . . . .  59
     11.04  Taxes on Conversion . . . . . . . . . . . . . . . . . . . . . .  59




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


     11.05  Issuer to Provide Stock . . . . . . . . . . . . . . . . . . . .  59
     11.06  Adjustment for Change in Capital Stock. . . . . . . . . . . . .  60
     11.07  Adjustment for Rights Issue . . . . . . . . . . . . . . . . . .  60
     11.08  Adjustment for Other Distributions. . . . . . . . . . . . . . .  61
     11.09  When Adjustment May Be Deferred . . . . . . . . . . . . . . . .  63
     11.10  When No Adjustment Required . . . . . . . . . . . . . . . . . .  64
     11.11  Notice of Adjustment. . . . . . . . . . . . . . . . . . . . . .  64
     11.12  Voluntary Increase. . . . . . . . . . . . . . . . . . . . . . .  64
     11.13  Notice of Certain Transactions. . . . . . . . . . . . . . . . .  64
     11.14  Reorganization of Issuer; Special Distributions . . . . . . . .  65
     11.15  Trustee's Adjustment Disclaimer . . . . . . . . . . . . . . . .  65
     11.16  Simultaneous Adjustments. . . . . . . . . . . . . . . . . . . .  66
     11.17  Successive Adjustments. . . . . . . . . . . . . . . . . . . . .  66
     11.18  Rights Issued in Respect of Common Stock Issued
            upon Conversion . . . . . . . . . . . . . . . . . . . . . . . .  66

ARTICLE 12
     SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
     12.01  Agreement to Subordinate  . . . . . . . . . . . . . . . . . . .  66
     12.02  Certain Definitions . . . . . . . . . . . . . . . . . . . . . .  66
     12.03  Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . . . .  67
     12.04  Default on Senior Indebtedness  . . . . . . . . . . . . . . . .  68
     12.05  Acceleration of Securities  . . . . . . . . . . . . . . . . . .  69
     12.06  When Distribution Must Be Paid Over . . . . . . . . . . . . . .  69
     12.07  Notice by the Issuer. . . . . . . . . . . . . . . . . . . . . .  69
     12.08  Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . .  69
     12.09  Relative Rights . . . . . . . . . . . . . . . . . . . . . . . .  70
     12.10  Subordination May Not Be Impaired by the Issuer . . . . . . . .  70
     12.11  Distribution or Notice to Representative. . . . . . . . . . . .  71
     12.12  Rights of Trustee and Paying Agent. . . . . . . . . . . . . . .  71
     12.13  Authorization to Effect Subordination . . . . . . . . . . . . .  72
     12.14  Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

ARTICLE 13
     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
     13.01  Trust Indenture Act Controls. . . . . . . . . . . . . . . . . .  72
     13.02  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
     13.03  Communication by Securityholders with Other Securityholder. . .  74
     13.04  Certificate and Opinion as to Conditions Precedent. . . . . . .  74
     13.05  Statements Required in Certificate or Opinion . . . . . . . . .  74
     13.06  Rules by Trustee and Agents . . . . . . . . . . . . . . . . . .  75
     13.07  Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . .  75
     13.08  No Recourse against Others. . . . . . . . . . . . . . . . . . .  75
     13.09  Duplicate Originals . . . . . . . . . . . . . . . . . . . . . .  75
     13.10  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .  75
     13.11  No Adverse Interpretation of Other Agreements . . . . . . . . .  75




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

     13.12  Successors. . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     13.13  Severability. . . . . . . . . . . . . . . . . . . . . . . . . .  76
     13.14  Counterpart Originals . . . . . . . . . . . . . . . . . . . . .  76
     13.15  Table of Contents, Headings, etc. . . . . . . . . . . . . . . .  76
     13.16  Special Rights of Certain Securityholders . . . . . . . . . . .  76


          INDENTURE dated as of October 15, 1997 between Huntway Partners, L.P., a Delaware limited partnership ("Huntway"), as issuer, and State Street Bank and Trust Company, a Massachusetts bank and trust company, as trustee ("Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Securities.


                                  ARTICLE 1
                        DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.01   Definitions.

          "Acquired Indebtedness" means Indebtedness of a person existing at the time such person became a Subsidiary and not incurred in connection with, or in contemplation of, such person becoming a Subsidiary, treating for purposes of this definition as Indebtedness the unused portion of revolving loan commitments provided in agreements to which such person is a party as borrower or guarantor.

          "Affiliate" of any specified person means any other person directly or indirectly controlling, controlled by or under common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 50% of the voting securities of a person shall be deemed to be control.

          "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

          "Anticipated Merger" means the merger of Huntway into a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia that has conducted no business and incurred no liabilities solely for the purpose of changing the form in which Huntway's business is conducted.

          "Asset Sale" means, with respect to any person, the sale, lease, conveyance, disposition or other transfer, that does not constitute a Restricted Payment or an Investment, by such person of any of its assets other than cash (including by way of a sale-leaseback transaction and including the issuance, sale or other transfer of any of the capital stock of any Subsidiary of such person) other than to the Issuer or any of its Wholly Owned Subsidiaries; provided that notwithstanding the foregoing, the term "Asset Sale" shall not include (i) any transaction permitted pursuant to Article 5 hereof, (ii) the sale or lease of inventory or accounts in the ordinary course of business, (iii) the sale, conveyance, disposition or other transfer of the capital stock of an Unrestricted Subsidiary, (iv) the sale or lease of assets in any one transaction or series of related transactions the Net Proceeds of which (which, in the case of any lease, shall be the annual (or, for any period of less than one year, annualized) rental payments with respect thereto) do not exceed $2 million; provided that the aggregate Net Proceeds of all such sales or leases pursuant to this clause (iv) shall not exceed $2 million; provided, further, that the proceeds of sales or leases of assets pursuant to this clause
(iv) which are reinvested by the Issuer or any of its Subsidiaries in specified assets or a specified business shall not be counted towards such $2 million aggregate limitation; (v) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(vi) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property and (vii) the receipt of proceeds of insurance paid on account of the loss of or damage to any asset or awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, or the receipt of proceeds of business interruption insurance. Lease payments received shall be considered sale proceeds for purposes of this definition; provided that payments received with respect to operating leases of property or equipment aggregating less than $500,000 per annum shall not constitute sale proceeds for purposes of this definition.

          "Board of Directors" means the Board of Directors of the Issuer or any authorized committee of such Board of Directors; except that, so long as Huntway remains the Issuer, "Board of Directors" means the Managing General Partner of Huntway pursuant to the Huntway Partnership Agreement.

          "Business Day" means any day other than a Legal Holiday.

          "capital lease" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

          "capital lease obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

          "capital stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or general or limited partnership interests.

          "Cash Equivalents" means (i) United States Government Securities, (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or any commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000 with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 90 days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from S&P or the highest available from Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then the highest available rating from such other nationally recognized rating service acceptable to the Trustee), (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or any commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000, and commercial paper issued by others having one of the two highest ratings obtainable from S&P or the highest available from Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized rating service acceptable to the Trustee) and in each case maturing within one year after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or any commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000, (vii) deposits available for withdrawal on demand with any commercial bank organized in the United States having capital and surplus in excess of $50,000,000 or any commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $50,000,000 and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through
(vii).

          "Change of Control" means such time as (i) any person, entity or group (other than (A) prior to the Anticipated Merger, either or both general partners of the Issuer, or a group of which the same constitute a majority in interest, and (B) thereafter, one or more initial purchasers of the Securities or Related Parties with respect thereto, or a group of which the same constitute a majority in interest) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the voting power of the voting capital stock of the Issuer, or (ii) the sale, lease or transfer of all or substantially all of the assets of the Issuer to any person or group other than in a transaction permitted pursuant to Article 5 hereof that does not have the result set forth in clause (i). "Related Party" with respect to any initial purchaser of the Securities means (A) any controlling stockholder, partner or member (or spouse of such stockholder, partner or member), 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of any individual), of such initial purchaser or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of such initial purchaser and/or such other persons referred to in the immediately preceding clause (A).

          "Closing" means the acquisition of Securities by the initial purchasers of the Securities.

          "Collateral" has the meaning given such term in the Intercreditor Agreement.

          "Collateral Agent" has the meaning given such term in the Intercreditor Agreement.

          "Collateral Documents" has the meaning given such term in the Intercreditor Agreement.

          "Common Stock" means common stock of the Issuer; except that, so long as Huntway remains the Issuer, "Common Stock" means Common Units pursuant to the Huntway Partnership Agreement.

          "Consolidated EBITDA" means, with respect to any person for any period, the sum of, without duplication, (i) the Consolidated Net Income of such person for such period, plus (ii) Fixed Charges of such person for such period, plus (iii) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income of such person for such period), plus (iv) consolidated depreciation, amortization and other non-cash charges of such person for such period. including any expenses paid by equity holders of such person required to be reflected as expenses on the books and records of such person, minus (v) cash payments with respect to any non-recurring, non-cash charges previously added back pursuant to clause (iv).

          "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (i) the Net Income of any person which is not a Subsidiary (including any Unrestricted Subsidiary) or is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Subsidiary of the referent person, but not in excess of such referent person's or Subsidiary's pro rata share of such person's net income for such period, (ii) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded (it being expressly understood, however, that the Net Income of Huntway shall not be excluded from determinations of the Net Income of the Issuer that is the surviving corporation in the Anticipated Merger), and (iii) Consolidated Net Income shall not include the Net Income of any person attributable to any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale and leaseback transactions) of any asset or property outside of the ordinary course of business (including without limitation any such sale or disposition that would be accounted for as an extraordinary item in accordance with GAAP) and any gain (but not loss) realized upon the sale or other disposition by such person of any capital stock or marketable securities other than Cash Equivalents.

          "Consolidated Net Worth" means, with respect to any person, the sum (without duplication) of (i) the consolidated equity of the common equity holders of such person and its consolidated Subsidiaries plus (ii) the respective amounts reported on such person's most recent balance sheet with respect to any series of preferred stock that is not Disqualified Stock and is not by its terms entitled to the payment of dividends or distributions unless such dividends or distributions may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by such person or a consolidated Subsidiary of such person, (y) all investments in unconsolidated Subsidiaries and in persons that are not Subsidiaries, including any Unrestricted Subsidiary (except, in each case, investments in marketable securities of such person listed on a national securities exchange registered under the Exchange Act) after taking into account any write-downs in the value of such investments to less than cost and (z) all unamortized debt discount and expense and unamortized deferred financing charges, all of the foregoing determined in accordance with GAAP.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Issuer.

          "Default" means any event which is, or after notice or passage of time or both would become, an Event of Default.

          "Disqualified Stock" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than a Change of Control in which the terms of such Equity Interest provide for payment in full of the Securities prior to any payment with respect to such Equity Interest), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities.

          "Equity Interests" means capital stock or warrants, options or other rights to acquire capital stock (but excluding any debt security which is convertible into, or exchangeable for, capital stock).

          "Existing Indebtedness" means Indebtedness of the Issuer or any Subsidiary in existence on the date of this Indenture that is disclosed to the initial purchasers of the Securities pursuant to the Exchange Agreement, until such amounts are repaid.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fixed Charges" means, with respect to any person for any period, the sum of (a) the consolidated interest expense (without giving effect to any interest income) of such person, whether paid or accrued (without duplication), to the extent such expense was deducted in computing Consolidated Net Income of such person (including amortization of original issue discount, non-cash interest payments, fees and charges with respect to letters of credit, the interest component of capital leases and net payments, if any, in connection with Hedging Obligations, but excluding amortization of deferred financing fees), (b) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a person that is a Subsidiary) on any series of preferred stock of such person (except as provided below), times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, and (c) one-third of all operating lease payments of such person paid or accrued during such period, in each case, on a consolidated basis and in accordance with GAAP. For purposes of this definition, preferred stock shall not include preferred stock which (i) by its terms does not permit dividends to be paid except to the extent permitted under
Section 4.07 hereof, (ii) makes no provision for election of directors by holders of such stock and (iii) is not Disqualified Stock.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Hedging Obligations" means, with respect to any person, (i) the obligations of such person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) the net cost to such person of foreign exchange contracts, currency protection arrangements and crude oil price protection arrangements and (iii) obligations under other similar agreements or arrangements designed to protect such person against fluctuations in interest rates or currencies or prices of crude oil.

          "Huntway Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Huntway dated as of November 8, 1988 as it has been or may from time to time be amended, renewed, supplemented, restated or otherwise modified.

          "Indebtedness" means, with respect to any person, (without duplication) any indebtedness of such person, whether or not contingent, (a) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or (b) in respect of letters of credit (or reimbursement Obligations in respect thereof) or (c) representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or (d) representing any Hedging Obligations, except any such balance that constitutes an accrued expense or a trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit or reimbursement Obligations in respect thereof, or Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items which would be included within this definition.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Insolvency or Liquidation Proceeding" means any of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding relative to the Issuer, or to the creditors of the Issuer, as such, or to the assets of the Issuer, (b) any liquidation, dissolution or other winding up of the Issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Issuer.

          "Intercreditor Agreement" means that certain Amended and Restated Intercreditor and Collateral Trust Agreement dated as of December 12, 1996 among Bankers Trust Company, as LOC Bank, and Fleet National Bank, as Indenture Trustee under the Senior Note Indenture, and the Financial Institutions listed on the signature pages thereof and United States Trust Company of New York, as Collateral Agent, as it has been or may from time to time be amended, renewed, supplemented, restated or otherwise modified.

          "Investment" means any direct or indirect advance (other than advances to customers in the ordinary course of business which are recorded as accounts receivable or short term notes receivable on the balance sheet of any person or its Subsidiaries), loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, bonds, notes (other than notes acquired from customers in the ordinary course of business), debentures or other securities issued by, any person. For the purposes of Section 4.07 hereof (i) the term "Investment" shall include the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary, (ii) any property transferred to an Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith and (iii) any Investment constituting an advance, loan, extension of credit or capital contribution shall be deemed to be incurred only to the extent that it is not repaid in cash or Cash Equivalents, provided that the amount credited for such repayment shall not exceed the amount deducted as a result of such Investment.

          "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

          "Issuer" means Huntway as obligor under the Securities, unless and until a successor replaces Huntway in accordance with Article 5 hereof, and thereafter means such successor.

          "Junior Securities" means securities distributed to holders of the Securities in an Insolvency or Liquidation Proceeding pursuant to a plan of reorganization consented to by each class of Senior Indebtedness, but only if all of the terms and conditions of such securities (including, without limitation, term, tenor, interest, amortization, subordination, standstills, covenants and defaults), are at least as favorable (and provide the same relative benefits) to the holders of the Senior Indebtedness and to the holders of any security distributed in such Insolvency or Liquidation Proceeding on account of any such Senior Indebtedness as the terms and conditions of the Securities and this Indenture are and provide to the holders of Senior Indebtedness.

          "Junior Subordinated Debentures" means the Issuer's 12% Junior Subordinated Debentures Due 2005 issued and outstanding as of the Closing pursuant to the Junior Subordinated Debenture Indenture, any additional such Debentures issued pursuant to Section 307(a) of the Junior Subordinated Indenture and any such Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other such Debentures pursuant to such Indenture.

          "Junior Subordinated Debenture Indenture" means the Amended and Restated Junior Subordinated Debenture Indenture of December 12, 1996 between the Issuer and the trustee named therein, pursuant to which the Junior Subordinated Debentures are issued, as such indenture has been or may from time to time be amended, renewed, supplemented, restated or otherwise modified.

          "Letter of Credit Agreement" means the Letter of Credit and Reimbursement Agreement dated as of June 23, 1993, between the Company, Sunbelt and Bankers Trust Company, as such Agreement has been or may from time to time be amended, renewed, supplemented, restated or otherwise modified.

          "Letter of Credit Agreement Obligations" means Obligations as defined in the Letter of Credit Agreement.

          "Lien" means any mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement), any capital lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement (other than notice filings not perfecting a security interest) under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

          "Moody's" means Moody's Investors Service, Inc.

          "Net Income" of any person means the net income (or loss) of such person, determined in accordance with GAAP.

          "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Subsidiaries in respect of any Asset Sale, net of (i) the direct costs relating to such Asset Sale (including. without limitation, legal, accounting and investment banking fees and sales commissions), (ii) any taxes paid or payable as a result thereof and after taking into account any available tax credits or deductions arising from such Asset Sale, (iii) any reserve for adjustment in respect of the sale price of such asset or assets required by GAAP and (iv) repayment of any Lien in respect of the asset sold.

          "Obligations" means, with respect to any person, any principal, premium. interest, penalties, expenses, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness of such person including, without limitation, any amounts payable by such person as a result of any Hedging Obligations.

          "OECD" means the Office of European Community Development.

          "Officers" means the President, the Chief Financial Officer, the Treasurer, the Secretary or any Vice-President of the Issuer.

          "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the President, a Vice- President or the Secretary of the Issuer.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Issuer.

          "Permitted Investments" means (i) cash or Cash Equivalents, (ii) Investments in the Issuer or any directly owned Wholly Owned Subsidiary of the Issuer (including a transaction with a person, the result of which is that such person becomes such a directly owned Wholly Owned Subsidiary), or Investments by the Issuer or any Subsidiary of the Issuer in a person, if as a result of such

Investment (A) such person becomes a Subsidiary of the Issuer (other than a directly owned Wholly Owned Subsidiary) and (a) executes and delivers to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall guarantee all of the Obligations of the Issuer with respect to this Indenture and the Securities to the extent permitted by law and (b) delivers to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly executed and delivered by such Subsidiary and is in compliance with the terms of this Indenture; or (B) such person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a directly owned Wholly Owned Subsidiary of the Issuer, (iii) Investments received as consideration for Asset Sales (or transactions excluded from the definition of Asset Sale on account of clause (iv) of the definition thereof) to the extent not otherwise prohibited by this Indenture, (iv) securities received in connection with any good faith settlement or bankruptcy proceeding involving a claim relating to a Permitted Investment, (v) Hedging Obligations entered into in the ordinary course of business in connection with the operation of the business of the Issuer and its Subsidiaries or relating to (as determined in good faith by the Board of Directors) or as required by any Indebtedness permitted to be incurred pursuant to Section 4.09 hereof, (vi) prepaid expenses and loans or advances to employees and similar items in the ordinary course of business, (vii) endorsements of negotiable instruments and other similar negotiable documents, and (viii) accounts receivable of the Issuer or any Subsidiary from the Issuer or any Subsidiary and any Unrestricted Subsidiary arising out of the provision of managerial or administrative services rendered in the ordinary course of business.

          "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) statutory Liens of landlords and mechanics', carriers', warehousemen's, suppliers', materialmen's, repairmen's, or other like Liens (including contractual landlords' liens) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Issuer or any of its Subsidiaries; (vi) Purchase Money Liens (including extensions and renewals thereof); (vii) Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) judgment and attachment Liens not giving rise to an Event of Default; (ix) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or its Subsidiaries; (x) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Subsidiaries in the ordinary course of business of the Issuer and its Subsidiaries; (xi) any interest or title of a lessor or sublessor in the property subject to any capital lease obligation or operating lease; (xii) Liens arising from filing Uniform

Commercial Code financing statements regarding leases permitted by this Indenture; (xiii) leases or subleases granted to others not interfering in any material respect with the business of the Issuer or any of its Subsidiaries;
(xiv) Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and (xv) Liens arising from Indebtedness permitted under Section 4.09(c).

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Principal" or "Principal Amount" of a Security means the principal amount as set forth on the face of such Security.

          "Pro Forma Fixed Charge Coverage Ratio" means, for any period of four consecutive fiscal quarters, in connection with any proposed incurrence of Indebtedness, Restricted Payment, consolidation or merger or sale, assignment, transfer, lease, conveyance or other disposition, as the case may be, the ratio of (i) Consolidated EBITDA for such period to (ii) Pro Forma Fixed Charges for such period, provided, however, that (a) in the event of an incurrence of Indebtedness (other than revolving credit borrowings), Restricted Payment, consolidation or merger, or sale, assignment, transfer, lease, conveyance or other disposition, as the case may be, subsequent to the commencement of the period for which the Pro Forma Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Pro Forma Fixed Charge Coverage Ratio is made, then the Pro Forma Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such event, as if the same had occurred at the beginning of the applicable period, (b) in making such computation, the Fixed Charges of such person attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, (c) in making such computation, there shall be excluded from Fixed Charges any Fixed Charges related to any amount of Indebtedness or Disqualified Stock that was outstanding during or subsequent to the applicable period but is not outstanding on the date of the event for which the calculation of the Pro Forma Fixed Charge Coverage Ratio is made (including by means of refinancing of such Indebtedness or Disqualified Stock on such date),
(d) in the event that the Issuer or any of its Subsidiaries consummates a material acquisition or any Asset Sale subsequent to the commencement of the period for which the Pro Forma Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Pro Forma Fixed Charge Coverage Ratio is made, then the Pro Forma Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such material acquisition or Asset Sale (including the incurrence or repayment of any Indebtedness in connection therewith), as if the same had occurred at the beginning of the applicable period and (e) the event for which the calculation of the Pro Forma Fixed Charge Coverage is made shall be assumed to have occurred at the beginning of the applicable period.

          "Purchase Money Lien" means a Lien granted on an asset or property to secure a Purchase Money Obligation permitted to be incurred under Section 4.09 of this Indenture and incurred solely to finance the acquisition of such asset or property; provided, however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

          "Purchase Money Obligations" of any person means any obligations of such person to any seller or any other person incurred or assumed to finance the acquisition of real or personal property to be used in the business of such person or any of its Subsidiaries in an amount that is not more than 100% of the cost of such property, and incurred within 180 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

          "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located at the Corporate Trust Office (or any successor group of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Investment" means any Investment other than a Permitted Investment.

          "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the 9 1/4% Senior Subordinated Secured Convertible Notes due 2007 issued under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securityholder" means a holder of one or more Securities in whose name such Securities are registered.

          "Senior Indebtedness" means (i) the principal of the Senior Notes, the Letter of Credit Obligations, interest accrued or accruing thereon both before and after the date of filing a petition in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings, whether or not allowed as a claim in such case or proceeding (in accordance with and at the contract rate) and any and all other amounts due under the Senior Notes, the Senior Note Indenture and the Letter of Credit Agreement, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising (including, without limitation, amounts for which the holders of the Senior Notes, the trustee under the Senior Note Indenture or the holders of the Letter of Credit Agreement Obligations are entitled to reimbursement under the terms of the Senior Notes, the Senior Note Indenture or the Letter of Credit Agreement), (ii) any refundings, renewals or extensions of any Indebtedness or other obligation described in clause (i) above, provided that the principal amount of such Indebtedness shall not exceed the principal amount of Indebtedness, and any unfunded or unused commitment to extend credit (including commitments to issue letters of credit), so refunded, renewed or extended and (iii) all expenses, indemnifications and attorneys' fees for which the Issuer is now or hereafter becomes liable to pay to the trustee of the Senior Note Indenture or any holder of Senior Notes or Letter of Credit Agreement Obligations.

          "Senior Notes" means (i) the Issuer's 12% Senior Secured Notes (Other) Due 2005 issued and outstanding as of the Closing pursuant to the Senior Note Indenture and any such Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other such Notes pursuant to such Indenture, (ii) the Issuer's 12% Senior Secured Notes (Sunbelt IDB) Due 2005 issued and outstanding as of the Closing pursuant to the Senior Note Indenture, and any such Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other such Notes pursuant to such Indenture and (iii) any notes issued pursuant to the Senior Note Indenture ("Exchange Notes") in exchange for other notes issued pursuant to the Senior Note Indenture, provided that the principal amount of the Exchange Notes shall not exceed the principal amount of the notes exchanged therefor, and any Exchange Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other such Exchange Notes pursuant to such Indenture.

          "Senior Note Indenture" means the Amended and Restated Collateralized
Note Indenture of December 12, 1996 between the Issuer and the trustee named therein, pursuant to which the Senior Notes are issued, as such indenture has been or may from time to time be amended, renewed, supplemented, restated or otherwise modified.

          "shares" when used with reference to Common Stock or capital stock of the Issuer, means, so long as Huntway remains the Issuer, units; and "certificate" when used with respect to Common Stock may include, so long as Huntway remains the Issuer, a depositary receipt with respect to such Common Stock.

          "Significant Subsidiary" has the meaning given to such term in Rule 1-02 of Regulation S-X of the SEC.

          "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least majority ownership interest and the power to direct the policies, management and affairs thereof. Unrestricted Subsidiaries shall not be included in the definition of Subsidiaries for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary").

          "Sunbelt" means Sunbelt Refining Company, L.P., a Delaware limited partnership, the sole general partner of which is the Issuer.

          "Sunbelt Bonds" means the $8,600,000 aggregate principal amount of Variable/Fixed Rate Demand Industrial Development Revenue Bonds, Series 1988 (Sunbelt Refining Company, L.P. Project) issued pursuant to that certain Indenture of Trust, dated as of August 1, 1988, between The Industrial Development Authority of the County of Pinal and Dai-Ichi Kangyo Bank of California.

          "Sunbelt IDB Letter of Credit" means that certain Irrevocable Letter of Credit No. S04377 dated October 5, 1988 in the original stated amount of $9,510,411 issued by Bankers Trust Company to the trustee under that certain Indenture of Trust, dated August 1, 1988, pursuant to which the Sunbelt Bonds were issued.

          "TIA" means, until this Indenture is qualified under such Act, the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture, and means thereafter such Act as in effect on the date on which this Indenture is so qualified.

          The "Trading Condition" is satisfied if the Quoted Price exceeds $2.50 for a period of ten consecutive trading days during which period trading volume is at least 200,000 shares of Common Stock in the aggregate (as such numbers are equitably adjusted for Common Stock splits, Common Stock combinations and Common Stock dividends paid in Common Stock, subsequent to the date of this Indenture).

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "United States Government Securities" means securities issued directly and fully guaranteed or insured by the United States of America or any agent or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof).

          "Unrestricted Subsidiary" means (1) any Subsidiary of the Issuer (a) which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors as provided below), and (b) all the Indebtedness of which shall be without recourse to the Issuer and its Subsidiaries other than its Unrestricted Subsidiaries and their respective assets, and shall not be guaranteed by any such person, and (2) any Subsidiary of an Unrestricted Subsidiary; provided, that notwithstanding clause (1)(b) above, the Issuer or a Subsidiary of the Issuer may guarantee, endorse, agree to provide funds for the payment or maintenance of, or otherwise become directly or indirectly liable with respect to, Indebtedness of an Unrestricted Subsidiary but only to the extent that the Issuer or such Subsidiary could make an Investment in such Unrestricted Subsidiary pursuant to Section 4.07 hereof and any such guarantee, endorsement or agreement shall be deemed an incurrence of Indebtedness by the Issuer for purposes of Section 4.09 hereof. The Board of Directors may designate any newly acquired or newly formed Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any Lien on any property of, the Issuer or any Subsidiary of the Issuer which is not an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly Owned Subsidiary" means for any person, any Subsidiary of such person all of the outstanding capital stock (other than directors' qualifying shares) of which is directly or indirectly owned by such person; and shall also include Sunbelt. Unrestricted Subsidiaries shall not be included in the definition of Wholly Owned Subsidiaries for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary").

Section 1.02   Other Definitions.

                                                                  DEFINED IN
                                  TERM                             SECTION
                    ------------------------------------------   -----------
                    "Affiliate Transaction"                         4.10
                    "Average Quoted Price"                         11.01
                    "Bankruptcy Law"                                6.01
                    "Change of Control Date"                        4.14
                    "Change of Control Offer"                       4.14
                    "Change of Control Offer Date"                  4.14
                    "Change of Control Payment Date"                4.14
                    "Claim"                                        12.02
                    "Conversion Agent"                              2.03
                    "Conversion Date"                              11.02
                    "Conversion Rate"                              11.01
                    "Covenant Defeasance"                           8.03
                    "Custodian"                                     6.01
                    "Event of Default"                              6.01
                    "Exchange and Purchase Agreement"              13.16
                    "Ex-Dividend Time"                             11.01
                    "Extraordinary Cash Dividend"                  11.08
                    "incur"                                         4.09
                    "Legal Defeasance"                              8.02
                    "Legal Holiday"                                13.07
                    "Notice of Default"                             6.01
                    "outstanding"                                8.02/8.03
                    "Paying Agent"                                  2.03
                    "Payment Blockage Notice"                      12.04
                    "Payment Blockage Period"                      12.04
                    "Payment in full"                              12.02
                    "Permitted Liens"                               4.08
                    "Quoted Price"                                 11.01
                    "Refinanced Indebtedness"                       4.09
                    "Refinancing Indebtedness"                      4.09
                    "Registrar"                                     2.03
                    "Representative"                               12.02
                    "Restricted Payments"                           4.07

                                                                  DEFINED IN
                                  TERM                             SECTION
                    ------------------------------------------   -----------
                    "Rights"                                        11.18

Section 1.03   Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities;

          "indenture security holder" means a Securityholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Securities means the Issuer or any successor obligor upon the Securities.

               All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04   Rules of Construction.

          Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3)  "or" is not exclusive;

               (4) words in the singular include the plural, and in the plural include the singular; and

               (5)  provisions apply to successive events and transactions.

                                  ARTICLE 2
                                THE SECURITIES

Section 2.01   Form and Dating.

          The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rules and regulations and agreements to which the Issuer is subject or usage. Each Security shall be dated the date of its authentication. The Securities shall be issued initially in denominations of $1,000 and integral multiples thereof.

Section 2.02   Execution and Authentication.

          Two Officers of the Issuer shall sign the Securities for the Issuer by manual or facsimile signature.

          If an Officer of the Issuer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A hereto.

          The Trustee shall, upon a written order of the Issuer signed by two Officers of the Issuer, authenticate Securities for original issue up to an aggregate principal amount stated in paragraph 4 of the Securities. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth herein except as provided in Section 2.07.

          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate thereof.

Section 2.03   Registrar, Paying Agent and Conversion Agent.

          The Issuer shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), (ii) an office or agency where Securities may be presented for payment ("Paying Agent") and (iii) an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Issuer may change any Paying Agent, Registrar, Conversion Agent or co-registrar without notice to any Securityholder. The Issuer shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.
The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain or appoint a Registrar, Conversion Agent or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with
Section 7.07 hereof.

          The Issuer initially appoints the Trustee as Registrar, Conversion Agent and agent for service of notices and demands in connection with the Securities.

Section 2.04   Paying Agent to Hold Money in Trust.

          The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer) shall have no further liability for the money delivered to the Trustee. If the Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

Section 2.05   Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, including the aggregate principal amount of Securities held by each such Securityholder and the Issuer shall otherwise comply with TIA Section 312(a).

Section 2.06   Transfer and Exchange.

          When Securities are presented to the Registrar or a co-registrar with a request to register, transfer or exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Securityholder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Issuer shall issue and the Trustee shall authenticate Securities at the Registrar's request, subject to such rules as the Trustee may reasonably require.

          Neither the Issuer nor the Registrar shall be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 3.02 and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer or exchange of a Security between a record date and the next succeeding interest payment date.

          No service charge shall be made to any Securityholder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof, which shall be paid by the Issuer).

          Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent and the Issuer may deem and treat the person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

Section 2.07   Replacement Securities.

          If any mutilated Security is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by two Officers of the Issuer, shall authenticate a replacement Security if the Trustee's customary requirements for replacements of Securities are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Securityholder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Securityholder for their respective expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Issuer.

Section 2.08   Outstanding Securities.

          The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

          If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the principal amount of any Security is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          Subject to Section 2.09 hereof, a Security does not cease to be outstanding because the Issuer holds the Security.

Section 2.09   Treasury Securities.

          In determining whether the Securityholders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or any Subsidiary, Unrestricted Subsidiary or Affiliate of the Issuer shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer knows to be so owned shall be so considered.

Section 2.10   Temporary Securities.

          Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer and the Trustee consider appropriate for temporary Securities.

          Without unreasonable delay, the Issuer shall prepare and the Trustee, upon receipt of the written order of the Issuer signed by two Officers of the Issuer, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

Section 2.11   Cancellation.

          The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, conversion, exchange or payment, as the case may be. The Trustee shall cancel all Securities surrendered for registration of transfer, conversion, exchange, payment, replacement or cancellation and shall destroy canceled Securities (subject to the record retention requirement of the Exchange Act) unless the Issuer directs such surrendered Securities to be returned to it. The Issuer may not issue new Securities to replace Securities that have been redeemed or paid, that any holder has converted pursuant to Article 11 or that have been delivered to the Trustee for cancellation. All canceled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Issuer unless by a written order, signed by one Officer of the Issuer, the Issuer shall direct that such canceled Securities be returned to it.

Section 2.12   Defaulted Interest.

          If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are Securityholders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Issuer shall fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Issuer (or the Trustee, in the name of and at the expense of the Issuer) shall mail to Securityholders a notice that states the special record date, the related payment date and the amount of interest to be paid on such special record date.


                                  ARTICLE 3
                                  REDEMPTION

Section 3.01   Notices to Trustee.

          If the Issuer elects to redeem Securities pursuant to the optional redemption provisions of Sections 3.08 and 3.09 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the redemption date, the principal amount of Securities to be redeemed and the redemption price (or, in the event of a redemption pursuant to Section 3.09, the Conversion Rate).

Section 3.02   Selection of Securities to Be Redeemed.

          If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed among the Securityholders pro rata, by lot or in accordance with a method which the Trustee considers to be fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any). In the event of partial redemption, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

          The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.
Securities and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Securityholder are to be redeemed. the entire outstanding amount of Securities held by such Securityholder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purposes of such selection.

          Section 3.03   Notice of Redemption.

          At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail a notice of redemption to each Securityholder whose Securities are to be redeemed at its registered address.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)  the redemption date:

          (2)  the redemption price;

          (3)  the Conversion Rate;

          (4) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

          (5) that Securities called for redemption may be converted at any time before the close of business on the redemption date;

          (6)  the name and address of the Paying Agent and the Conversion
Agent;

          (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (8) that Securityholders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

          (9) that, unless the Issuer defaults in making such redemption payment, interest on Securities or portions of Securities called for redemption ceases to accrue on and after the redemption date;

          (10) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

          (11) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Issuer's request, the Trustee shall give the notice of redemption in the name of the Issuer and at the Issuer's expense; provided, however, that the Issuer shall deliver to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04   Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption (i) pursuant to Section 3.08 become due and payable on the redemption date at the redemption price except for Securities which are converted theretofore in accordance with the terms of this Indenture and (ii) pursuant to Section 3.09 become due and payable on the redemption date for shares of Common Stock (and cash in lieu of fractional shares) at the Conversion Rate, except for Securities which are converted theretofore in accordance with the terms of this Indenture.

Section 3.05   Deposit of Redemption Price.

          (a) In the event of a redemption pursuant to Section 3.08, on or before the date on which the notice of redemption is mailed, the Issuer shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amount necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed, including money not required for such purpose because of conversion of Securities.

          Interest on the Securities to be redeemed will cease to accrue on the applicable redemption date, whether or not such Securities are presented for payment, if the Issuer deposits with the Paying Agent money in available funds sufficient to pay the redemption price of and accrued interest on such Securities. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest will be paid on the unpaid principal thereof, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

          (b) In the event of a redemption pursuant to Section 3.09, on or before the redemption date, the Issuer shall deposit with the Conversion Agent certificates registered in the names of, and for the respective numbers of shares to be issued to, the Securityholders in whose names the Securities to be redeemed are registered and cash to be paid in lieu of fractional shares upon redemption of such Securities. The Conversion Agent shall return to the Issuer any certificates and/or money deposited with the Conversion Agent in excess of the certificates and/or money necessary to effect the redemption of the Securities to be redeemed because of any earlier conversion of such Securities.

          Interest on the Securities to be redeemed will cease to accrue on the applicable redemption date, whether or not such Securities are presented for redemption, if the Issuer makes the aforementioned deposit of certificates and cash. If any Security called for redemption is not redeemed because of the failure of the Issuer to comply with the preceding paragraph, interest will be paid on the unpaid principal thereof, from the redemption date until such redemption is consummated, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

          Until the delivery by the Conversion Agent of the certificate(s) issuable in redemption of particular Securities, the shares represented by such shall not be deemed to be issued and outstanding for any purpose (including without limitation for the purpose of entitlement to dividends payable to holders as of record dates prior to such delivery).

Section 3.06   Securities Redeemed in Part.

          Upon surrender of a Security that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Securityholder at the expense of the Issuer a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07   Conversion Arrangement on Call for Redemption.

          In connection with any redemption of Securities for cash, the Issuer may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or before the close of business on the first Business Day following the redemption date, an amount not less than the redemption price, together with interest, if any, accrued to the redemption date, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Issuer to pay the redemption price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Securityholders thereof may, at the option of the Issuer, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Securityholders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the redemption date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Securityholders whose Securities are selected for redemption any such amount paid to it in the same manner as it would moneys deposited with it by the Issuer for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Issuer and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Issuer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Issuer and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

Section 3.08   Optional Redemption for Cash.

               (a) At any time or from time to time after October 15, 2000, in the event the Trading Condition is satisfied, the Issuer may (provided that the Issuer furnishes to the Trustee the Officers' Certificate provided for in Section 3.01 within five days thereafter) redeem all or any of the Securities at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued interest to the redemption date, if redeemed during the 12-month period beginning October 15 of the years indicated below:

                    YEAR                                      %
                    ----                                    -------
                    2000  . . . . . . . . . . . . . . . .   104.625

                    2001  . . . . . . . . . . . . . . . .   103.854

                    2002  . . . . . . . . . . . . . . . .   103.083

                    2003  . . . . . . . . . . . . . . . .   102.312

                    2004  . . . . . . . . . . . . . . . .   101.541

                    2005  . . . . . . . . . . . . . . . .   100.770

                    2006 and thereafter . . . . . . . . .   100.000

               (b) Subject to the provisions of Section 13.16, at any time or from time to time after October 15, 2002, the Issuer may redeem all or any of the Securities at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued interest to the redemption date, if redeemed during the 12-month period beginning October 15 of the years indicated below:



                    YEAR                                       %
                    ----                                    -------
                    2002  . . . . . . . . . . . . . . . .   110.000

                    2003  . . . . . . . . . . . . . . . .   107.500

                    2004  . . . . . . . . . . . . . . . .   105.000

                    2005  . . . . . . . . . . . . . . . .   102.500

                    2006 and thereafter . . . . . . . . .   100.000


Section 3.09   Optional Redemption for Common Stock.

          Subject to the provisions of Section 13.16, at any time or from time to time after October 15, 2000, in the event the Trading Condition is satisfied, the Issuer may (provided that the Issuer furnishes to the Trustee the Officers' Certificate provided for in Section 3.01 within five days thereafter) redeem all or any portion of the Securities in exchange for the number of shares of Common Stock (and cash in lieu of fractional shares) issuable upon conversion of such Securities at the Conversion Rate then in effect for the Securities pursuant to Article 11 hereof.

Section 3.10   Mandatory Redemption.

          Subject to the Issuer's obligation to make an offer to purchase Securities under certain circumstances pursuant to Section 4.14 hereof, the Issuer shall have no mandatory redemption or sinking fund obligations with respect to the Securities.

                                  ARTICLE 4
                                  COVENANTS

Section 4.01   Payment of Securities.

          The Issuer shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent holds prior to 3:00 p.m. (Paying Agent's local time) on that date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Issuer, no later than three Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal of, premium, if any, and interest required to be paid on the Securities. Notwithstanding the foregoing, in the event the Issuer has elected to redeem Securities pursuant to Section 3.09, principal and interest shall be considered paid as provided in Section 3.05(b).

          The Issuer shall pay interest (including post-petition interest) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including post-petition interest) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02   Maintenance of Office or Agency.

          The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Securities may be presented for payment, surrendered for registration of transfer, exchange, redemption or conversion and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served; provided that the Issuer may be the sole Paying Agent and may maintain such an office or agency at its corporate headquarters until such time as the Securities become listed on the New York Stock Exchange. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligations to maintain an office or agency in the Borough of



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

Manhattan, The City of New York, for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Issuer hereby designates the office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03   SEC Reports.

          (a) The Issuer shall file with the Trustee, with a copy to the Securityholders at their addresses appearing in the register of Securities maintained by the Registrar, promptly after filing with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Issuer shall also comply with the provisions of TIA Section 314(a) provided that this Indenture is qualified under the TIA.

          (b) If the Issuer is required to furnish annual or quarterly reports to such holders of its capital stock pursuant to the Exchange Act, the Issuer shall cause any annual report to such holders and any quarterly or other financial report furnished by it generally to such holders to be filed with the Trustee and mailed to the Securityholders at their addresses appearing in the register of Securities maintained by the Registrar.

          (c) The Issuer shall provide the Trustee with copies of all reports and other documents and information that the Trustee may be required to deliver to the Securityholders under this Section 4.03 in an amount sufficient to make such deliveries. The delivery of such reports, documents and information shall be at the sole expense of the Issuer.

Section 4.04   Compliance Certificate.

         (a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Issuer's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that



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

in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Issuer or any of its Subsidiaries has violated any provisions of Sections 4.01, 4.05, 4.07, 4.08, 4.09 or 4.10 hereof or of Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly, to any person for any failure to obtain knowledge of any such violation.

          (c) The Issuer will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument referred to in Section 6.01(5), an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05   Taxes.

          The Issuer shall, and shall cause each of its Subsidiaries (including each Restricted Subsidiary, if any) to, pay prior to delinquency all taxes, assessments, and governmental levies except for those taxes, assessments, and governmental levies that would not, individually or in the aggregate, have a material adverse effect on the business, operations, prospects, or condition, financial or otherwise, of the Issuer and its Subsidiaries taken as a whole, except as contested in good faith and by appropriate proceedings.

Section 4.06   Stay, Extension and Usury Laws.

          The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07   Limitation on Restricted Payments.

          Subject to the other provisions of this Section 4.07, the Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          (a) declare or pay any dividend or make any distribution on account of the Equity Interests of the Issuer or any of its Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or such Subsidiary or dividends or distributions payable by a Subsidiary of the Issuer to the Issuer or any Wholly Owned Subsidiary of the Issuer);

          (b) purchase, redeem or otherwise acquire or retire for value any Equity Interest in the Issuer or any Subsidiary or other Affiliate of the Issuer other than (i) Permitted Investments in Subsidiaries and (ii) acquisitions for value of options from employees or former employees of the Issuer to purchase up to 400,000 shares of Common Stock in the aggregate (as such number is equitably adjusted for Common Stock splits, Common Stock combinations and Common Stock dividends paid in Common Stock, subsequent to the date of this Indenture) pursuant to arrangements approved by the Board of Directors so long as no Event of Default is in existence immediately prior to or is otherwise caused by any such acquisition;

          (c) purchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, any Indebtedness that is pari passu with or subordinated in right of payment to the Securities, other than any such purchase, redemption defeasance or retirement specifically permitted by the terms of this Indenture or effected (A) with Equity Interests (other than Disqualified Stock) of the Issuer or (B) with the substantially simultaneous application of the aggregate net cash proceeds received by the Issuer from the sale of Equity Interests (other than Disqualified Stock), provided that such net cash proceeds shall be excluded for purposes of clause (C)(z) below; or

          (d)  make any Restricted Investments;

(all such dividends, distributions, purchases, redemptions, other acquisitions, retirements, prepayments, defeasances, or Restricted Investments set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless at the time of such Restricted Payment:

               (A) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

               (B) the Issuer could incur $1.00 of additional Indebtedness pursuant to the Pro Forma Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

               (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made after the date of this Indenture, shall not exceed the sum of (x) 50% of the Consolidated Net Income of the Issuer (determined by excluding cash dividends received by the Issuer or its Wholly Owned Subsidiaries from an Unrestricted Subsidiary included in clause (y)) for the period (taken as one accounting period) commencing on the first day of the first fiscal quarter immediately following the date hereof through the end of the Issuer's fiscal quarter ending immediately prior to the time of such Restricted Payment (or, if Consolidated Net Income for such period is a deficit, 100% of such deficit), (y) the amount of all cash dividends received by the Issuer or any of its Wholly Owned Subsidiaries from an Unrestricted Subsidiary, and the amount of cash proceeds realized upon sale of any Unrestricted Subsidiary (less the amount of any reserve established for purchase price adjustments, and less the maximum amount of any indemnification or similar contingent obligation, for the benefit of the purchaser, any of its Affiliates or any other third party in such sale, in each case as adjusted for any permanent reduction in any such amount on or after the date of such sale, other than by virtue of a payment made to any such person) subsequent to the first day of the first fiscal quarter immediately following the date hereof and (z) the aggregate net cash proceeds (and non-cash proceeds when converted into cash) received by the Issuer from the issue or sale after the date of this Indenture of Equity Interests of the Issuer (other than Equity Interests issued or sold to the Issuer or a Subsidiary of the Issuer and other than Disqualified Stock) or contributions of capital to the Issuer paid in cash.

          Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.07 shall not prohibit the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture. Any payments made pursuant to the preceding sentence will be deemed to be Restricted Payments for the purposes of clause (C) of the preceding paragraph.

          Not later than the date of making any Restricted Payment, the Issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the required calculations were computed, which calculations may be based upon the Issuer's latest available consolidated internal quarterly financial statements.

Section 4.08 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

          The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to
(a) (i) pay dividends or make any other distributions to the Issuer or any of its Subsidiaries (A) on its capital stock or (B) any other interest or participation in, or measured by, its profits, or (ii) pay any interest on or principal of any Indebtedness owed to the Issuer or any of its Subsidiaries,
(b) make loans or advances to the Issuer or any of its Subsidiaries or (c) transfer any of its properties or assets to the Issuer or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) this Indenture, the Securities, the Senior Note Indenture, the Senior Notes, the Letter of Credit Agreement, the Letter of Credit Agreement Obligations, the Junior Subordinated Debenture Indenture and the Junior Subordinated Debentures and permitted refinancings thereof, provided, that such Subsidiary restrictions contained in such refinancings shall be no more onerous than the restrictions in the Indebtedness refinanced, (ii) the Collateral Documents, (iii) applicable law, (iv) any instrument governing Acquired Indebtedness or capital stock of a person acquired by the Issuer or any of its Subsidiaries at the time of such acquisition (but not in connection with or contemplation of such acquisition), which encumbrance or restriction is not applicable to any person or the properties or assets of any person, other than the person or the property or assets of the person so acquired or its Subsidiaries, and permitted refinancings thereof, provided, that such Subsidiary restrictions contained in such refinancings shall be no more onerous than the restrictions in the Indebtedness refinanced, (v) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business and limitations imposed by the terms of Permitted Liens with respect to the assets subject to such Permitted Liens, (vi) any instrument or agreement governing Indebtedness permitted by Section 4.09 hereof, (vii) an agreement relating to the financing of the acquisition of real or tangible personal property acquired after the date of this Indenture, provided that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Permitted Lien as set forth in clause (vi) of the definition of "Permitted Liens," and (viii) any restriction or encumbrance contained in contracts for sale of assets permitted by this Indenture in respect of the assets being sold pursuant to such contract.

Section 4.09 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.

          The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to ("incur"), any Indebtedness or issue any Disqualified Stock, except that the Issuer and any of its Wholly-Owned Subsidiaries may incur indebtedness if (i) after giving effect thereto, the Issuer's Pro Forma Fixed Charge Coverage Ratio for the four fiscal quarters immediately preceding the date on which such Indebtedness is incurred shall be greater than 1.5 to 1; and (ii) no Default or Event of Default shall have occurred and be continuing (which has not been waived) or would occur as a consequence thereof; provided that no Guarantee may be incurred pursuant to this paragraph unless the guaranteed Indebtedness is also incurred pursuant to this paragraph.

          The foregoing limitations will not apply to the incurrence of (a) Indebtedness in respect of the Securities, the Senior Notes, the Letter of Credit Agreement Obligations, the Junior Subordinated Debentures and other Existing Indebtedness; (b) Indebtedness incurred by the Issuer or any of its Wholly Owned Subsidiaries and issued in exchange for or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund, Indebtedness referred to in the immediately preceding paragraph or clause (a) above (the "Refinancing Indebtedness"); provided, however, that (i) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness, and any unfunded or unused commitment to extend credit (including commitments to issue letters of credit), so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred thereunder) except that the principal amount of Refinancing Indebtedness with respect to the Letter of Credit Agreement Obligations (other than Letter of Credit Agreement Obligations relating to the Sunbelt IDB Letter of Credit) may be increased to an amount up to $22 million (the "Refinanced Indebtedness"), (ii) the Refinancing Indebtedness shall rank pari passu with or junior to the Refinanced Indebtedness in right of payment and such Refinancing Indebtedness shall not permit payment prior to the stated maturity thereof earlier than under, or in circumstances other than under, the Refinanced Indebtedness and (iii) the Weighted Average Life to Maturity of such Refinancing Indebtedness shall be no shorter than the Weighted Average Life to Maturity of the Refinanced Indebtedness; (c) Indebtedness incurred by the Issuer or any of its Subsidiaries in connection with any Hedging Obligations, performance bonds, letter of credit obligations and bank overdrafts incurred in the ordinary course of business or relating to (as determined in good faith by the Board of Directors) or required by the terms of any Indebtedness permitted to be incurred pursuant to this Section 4.09; (d) additional Indebtedness of the Issuer or any of its Wholly Owned Subsidiaries, capital lease obligations and Purchase Money Obligations, in an aggregate principal amount not to exceed $3,000,000 at any one time outstanding; (e) Indebtedness between or among the Issuer and its Wholly Owned Subsidiaries and (f) Indebtedness incurred by the Issuer or any of its Subsidiaries and arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any Obligations of the

Issuer or any of its Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Subsidiary of the Issuer, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary of the Issuer for the purpose of financing such acquisition, in a principal amount not to exceed 25% of the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the fair market value thereof as determined by the Board of Directors in good faith) actually received by the Issuer or any of its Subsidiaries in connection with such dispositions.

          Notwithstanding any other provision of this covenant, a Guarantee of Indebtedness permitted by the terms of this Indenture at the time such Indebtedness was incurred will not constitute a separate incurrence of Indebtedness.

Section 4.10   Limitation on Transactions With Affiliates.

          The Issuer will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), except on terms that are no less favorable to the Issuer or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Subsidiary with a person who is not an Affiliate; provided, however, that (i) transactions between or among the Issuer and its Wholly Owned Subsidiaries, which are not otherwise prohibited by this Indenture, (ii) any employment agreement or loan or advance to an employee entered into by the Issuer or its Subsidiaries in the ordinary course of business, (iii) Permitted Investments described in clause (ii) of the definition thereof and transactions permitted by Section 4.07 hereof, and (iv) provision of administrative or management services by the Issuer or any of its officers to any of its Subsidiaries and any Unrestricted Subsidiaries in the ordinary course of business, in each case, shall not be deemed Affiliate Transactions.

          In addition to the foregoing, neither the Issuer nor any of its Subsidiaries will enter into any Affiliate Transaction or series of related Affiliate Transactions involving consideration having a fair market value on an unencumbered basis (as reasonably determined by the Board of Directors) of more than $10,000,000 unless, prior to consummation of such transaction or transactions, the Issuer has delivered to the Trustee on behalf of the Securityholders (x) a written opinion of a nationally recognized investment banking firm stating that such transaction is fair to the Issuer or such Subsidiary, as the case may be, from a financial point of view or (y) with respect to real property, fixed assets or equipment, a written appraisal from a nationally recognized appraiser showing such property to have a value not less than the amount of such consideration.

          Notwithstanding clause (i) of the first paragraph of this Section 4.10, in the event this Indenture is qualified under the TIA, in the case of a transaction or series of related transactions involving assets having a potential fair market value on an unencumbered basis (as reasonably determined by the Board of Directors) of more than $10,000,000 between or among the Issuer or its Subsidiaries, the Issuer and any of its Subsidiaries party to such transaction or transactions shall deliver to the Trustee either the fairness opinion specified in the preceding paragraph or (i) an

Officers' Certificate of officers of each entity that is a party thereto stating that such transaction has been duly authorized by all necessary limited partnership or corporate action, as applicable, of such entity and that, after giving pro forma effect to such transaction, there will be no material adverse effect on the results of operations (including interest income) of such entity or the ability of the Issuer to satisfy its Obligations under this Indenture and the Securities and (ii) a solvency letter of a nationally recognized appraiser or investment banking firm with respect to the solvency of the Issuer after giving effect to such transaction.

Section 4.11   Limitation on Liens.

          Neither the Issuer nor any of its Subsidiaries shall directly or indirectly create, incur, grant, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except with respect to
(i) Liens existing on the date of issuance of the Securities that are disclosed to the initial purchasers of the Securities pursuant to the Exchange Agreement,
(ii) Permitted Liens, (iii) Liens arising in connection with the defeasance of the Securities and the Liens granted to the Trustees or their agents (as Trustees or their agents), pursuant to this Indenture, the Senior Note Indenture, the Junior Subordinated Debenture Indenture and the Collateral Documents (provided that any such Liens on Collateral shall be granted only to the Trustees in connection with this Indenture, the Senior Note Indenture, the Junior Subordinated Debenture Indenture, the Collateral Documents and the Intercreditor Agreement), (iv) Liens incurred in connection with permitted Refinancing Indebtedness but only if such Liens have the same relative priority and extend to no property or assets other than the property or assets permitted to be subject to the Liens securing the Refinanced Indebtedness, (v) Liens on the assets of a person or entity acquired by the Issuer or any of its Subsidiaries incurred prior to and not in contemplation of such acquisition,
(vi) Liens on the assets of Subsidiaries of the Issuer securing Obligations in respect of Indebtedness permitted under this Indenture, so long as the assets subject to such Liens do not constitute Collateral, (vii) Liens incurred to secure the Issuer's Obligations under this Indenture and the Securities and
(viii) Liens under the Collateral Documents and the Intercreditor Agreement.

Section 4.12   Existence.

          Subject to Article 5 hereof, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect (a) its limited partnership or corporate existence and the limited partnership, corporate or other existence of each of its Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (b) their (and their Subsidiaries') rights (charter and statutory), licenses and franchises; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the limited partnership, corporate or other existence of any Subsidiary, if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Securityholders.

Section 4.13   Redesignation of Unrestricted Subsidiary.

           Any Unrestricted Subsidiary may be redesignated by the Issuer as a Subsidiary that is not an Unrestricted Subsidiary, provided that at the time of such designation, after giving pro forma effect to such designation as if it occurred at the beginning of the applicable four-quarter period, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Pro Forma Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

Section 4.14   Change of Control.

          In the event of a Change of Control (the time of such Change of Control being referred to as the "Change of Control Date"), the Issuer shall notify the Trustee in writing of such occurrence not more than 20 Business Days after the Change of Control Date and shall make an offer (the "Change of Control Offer") not more than 30 Business Days after the Change of Control Date (the "Change of Control Offer Date") to purchase all Securities then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of payment; provided that the Issuer shall not make the Change of Control Offer unless, prior to the mailing of the notice referred to below, the Issuer either (i) shall have repaid in full all Senior Indebtedness and terminated all commitments to extend credit (including any commitments to issue or renew letters of credit) under any agreement evidencing any Senior Indebtedness, (ii) shall have obtained the requisite consents under each agreement evidencing any Senior Indebtedness to permit the Change of Control Offer or (iii) shall have effected any combination of such repayments and consents.

          Notice of a Change of Control Offer shall be mailed by the Issuer to the Securityholders at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing until the fifth Business Day preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall state:

          (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Securities tendered will be accepted for payment;

          (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3) that any Securities not tendered will continue to accrue interest;

          (4) that, unless the Issuer defaults in payment of the Change of Control Payment, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Securityholders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities, with the form entitled "Option of Securityholder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6) that Securityholders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Securityholder, the principal amount of Securities the Securityholder delivered for purchase and a statement that such Securityholder is withdrawing his election to have such Securities purchased;

          (7) that Securityholders whose Securities are purchased only in part will be issued Securities representing the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof;

          (8) the instructions that Securityholders must follow in order to tender their Securities; and

          (9) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical financial information after giving effect to such Change of Control, information to the extent available regarding the person acquiring control and such person 's business plans with respect to the Issuer).

          The Change of Control Offer shall be made in compliance with all applicable laws, including without limitation, Regulation 14E of the Exchange Act and the rules thereunder and all other applicable federal and state securities laws. The right of the Securityholders to require the Issuer to repurchase the Securities upon a Change of Control may not be waived by the Issuer or the Trustee, except with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding.

          On the Change of Control Payment Date, the Issuer shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Issuer. The Paying Agent shall promptly mail to the Securityholders so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Securityholders a new Security equal in principal amount to any unpurchased portion of the Security surrendered.

Section 4.15   Maintenance of Properties.

          The Issuer shall, and shall cause each of its Subsidiaries to, maintain their properties and assets in normal working order and condition as on the date of this Indenture (reasonable wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Issuer and its Subsidiaries taken as a whole; provided that nothing herein shall prevent the Issuer or any of its Subsidiaries from discontinuing any maintenance of any such properties if such



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

discontinuance is desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole.

Section 4.16   Compliance with Laws.

          The Issuer and its Subsidiaries will at all times conduct their business in an orderly manner without voluntary interruption and shall exercise all reasonable diligence in order to comply with the requirements of all material applicable laws, rules, regulations, licenses, permits and orders of any governmental authority, noncompliance with which could materially and adversely affect the business, properties, assets, operations or condition (financial or otherwise) of the Issuer and its Subsidiaries taken as a whole.


                                  ARTICLE 5
                                  SUCCESSORS

Section 5.01    Merger, Consolidation or Sale of Assets.

          The Issuer will not consolidate or merge with or into any person (whether or not the Issuer is the surviving person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another corporation, person or entity, unless:

               (i) the Issuer is the surviving person or the entity or the person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

               (ii) the person formed by or surviving any such consolidation or merger (if other than the Issuer) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (if other than the Issuer) assumes, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Securities and this Indenture, including, without limitation, the obligations of the Issuer under Article 11 hereof;

               (iii) immediately, after giving effect to such transaction, no Default or Event of Default exists; and

                 (iv) the Issuer or any person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of the Issuer immediately preceding the transaction.



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

          The parties to any transaction consummated in accordance with this
Section 5.01 shall remain subject to the requirements of this Indenture with respect to Change of Control Offers required pursuant to Section 4.14 hereof to the extent such transaction results in a Change of Control.

          The Issuer shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel, covering clauses (i), (ii) and (iii) (in the case of clause (iii), to such counsel's knowledge), stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

          Notwithstanding the foregoing provisions of this Section 5.01, the conditions set forth in clauses (i), (iii) and (iv) shall not apply to, and references to such clauses in the preceding paragraph shall be inapplicable to, the Anticipated Merger.

          Section 5.02    Successor Substituted.

          Upon any consolidation or merger of the Issuer or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor formed by such consolidation or into or with which the Issuer is merged or to which such sale, lease, conveyance or other disposition is made, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Securities with the same effect as if such successor person had been named as the Issuer herein or therein.


                                  ARTICLE 6
                            DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

          An "Event of Default" occurs if:

          (1) the Issuer defaults in the payment of interest on any Security (whether or not prohibited by Article 12 of this Indenture) when the same becomes due and payable and the Default continues for a period of 30 days;

          (2) the Issuer defaults in the payment of the principal of any Security (whether or not prohibited by Article 12 of this Indenture) when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, including without limitation payments due upon a Change of Control;

          (3) the Issuer fails to comply (including, without limitation, by permitting any Subsidiary to fail to comply to the extent required by this Indenture) with Sections 4.07, 4.09 and 4.14 hereof, or fails within 29 Business Days after any Change of Control Date to effect the repayments and/or



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

obtain the consents contemplated in the first paragraph of Section 4.14, and written notice specifying such default shall have been given to the Issuer by the Trustee or to the Issuer by any Securityholder and such default shall not have been cured or waived within 10 days after the date of such notice;

          (4) the Issuer fails to comply (including, without limitation, by permitting any Subsidiary to fail to comply to the extent required by this Indenture) with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture, or defaults in performance in any material respect of its agreements contained in any Collateral Document or the Intercreditor Agreement, for a period that continues for 30 days after receipt of a written notice from the Trustee or from holders of at least 25% of the aggregate principal amount of the Securities then outstanding, specifying such default and requiring that it be remedied;

          (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (other than the Securities and the Collateral Documents) by the Issuer or any of its Subsidiaries, or the payment of which is guaranteed by the Issuer or any of its Subsidiaries, whether such Indebtedness now exists or is created hereafter, which default (a) in the case of a failure to make a payment on any such Indebtedness, (w) shall permit the acceleration of the maturity of such Indebtedness, (x) shall occur with respect to Indebtedness in a principal amount of at least $2,000,000, (y) in the case of any default with respect to any interest payment Obligation on Indebtedness shall occur with respect to interest payment Obligations in an aggregate amount of at least $500,000, and (z) which payment default shall not have been cured within 30 days after the expiration of any grace period as provided in such Indebtedness on the date of such default, or (b) in the case of any default other than a payment default referred to in clause (a), has resulted in the acceleration of the maturity of such Indebtedness prior to its express maturity and the principal amount of such Indebtedness either (x) is at least $2,000,000 or (y), together with the principal amount of any other such Indebtedness, the maturity of which has been so accelerated or which has not been paid at maturity, aggregates $2,000,000 or more;

          (6) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Issuer or any of its Subsidiaries and such judgment or judgments remain undischarged or unstayed for a period of 60 consecutive days after their entry, provided that the aggregate of all such judgments exceeds $2,000,000;

          (7) The Issuer or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (a)  commences a voluntary case,

               (b) consents to the entry of an order for relief against it in an involuntary case,

               (c) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (d)  makes a general assignment for the benefit of its creditors,

               (e) admits in writing its inability to pay debts as the same become due;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief against the Issuer or any of its Significant Subsidiaries in an involuntary case,

               (b) appoints a Custodian of the Issuer or any of its Significant Subsidiaries or for all or substantially all of their property,

               (c) orders the winding up or liquidation of the Issuer or any of its Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 days;

          (9) any representation or warranty of the Issuer contained in a Collateral Document with respect to any material portion of the Collateral shall have been untrue in any material respect when made, and the same is not able to be cured, or is not cured or waived within 30 days after receipt of written notice from the Trustee or holders of at least 25% of the aggregate principal amount of the Securities then outstanding; or

          (10) any Collateral Document with respect to Collateral having a fair market value (as determined in good faith by the Board of Directors and certified to the Trustee in an Officers' Certificate) in excess of $3,000,000 shall be held in any judicial proceeding to be unenforceable or invalid or otherwise ceases to be in effect (except as otherwise permitted by this Indenture, the Collateral Documents or the Intercreditor Agreement) or the Issuer shall deny or disaffirm its obligations under any Collateral Document, the Intercreditor Agreement or the Securities, or the Securities fail to be secured by any theretofore perfected security interests in Collateral having a fair market value (as determined in good faith by the Board of Directors and certified to the Trustee in an Officers' Certificate) in excess of $3,000,000 (except as otherwise permitted by this Indenture, the Collateral Documents or the Intercreditor Agreement), which in each circumstance continues for a period of 30 days after receipt of a written notice thereof from the Trustee or holders of at least 25% of the aggregate principal amount of the Securities then outstanding, which breach has not been cured within any applicable cure period specified in the Collateral Documents or the Intercreditor Agreement.

          The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state bankruptcy, insolvency or other law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          The notices referred to in clauses (3), (4), (9) or (10) must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

          An Event of Default may also arise as described in Section 13.16.



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

Section 6.02    Acceleration.

          If an Event of Default (other than an Event of Default with respect to the Issuer specified in clauses (7) and (8) of Section 6.01) occurs and is continuing, the Trustee by notice to the Issuer, or the Securityholders of at least 25% in principal amount of the then outstanding Securities by written notice to the Issuer and the Trustee may declare the unpaid principal of and any accrued interest on all the Securities (plus, in the case of an Event of Default which is the result of an action of the Issuer intended to avoid paying a redemption premium on the Securities or to avoid restrictions on redemptions of the Securities contained in this Indenture or in the Securities, an amount of premium that would have been applicable under the Securities) to be due and payable. Upon such declaration the principal, interest and, if applicable, redemption premium, shall become due and payable immediately if no Senior Indebtedness is then outstanding or, if there is any Senior Indebtedness then outstanding, five Business Days after receipt by the Issuer and the Representatives (as defined in Section 12.02) of the Senior Indebtedness of written notice of such declaration. If an Event of Default specified in clause
(7) or (8) of Section 6.01 occurs with respect to the Issuer, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Securityholders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured, paid or waived.

Section 6.03    Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04    Waiver of Past Defaults.

          Securityholders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of or interest on any Security held by a non-consenting Securityholder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.



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

Section 6.05    Control by Majority.

          The Securityholders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or the Collateral Documents, that the Trustee determines may be unduly prejudicial to the rights of other Securityholders or that may expose the Trustee to personal liability.

Section 6.06    Limitation on Suits.

          A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

          (1) the Securityholder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Securityholders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3) such Securityholder or Securityholders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5) during such 60-day period the Securityholders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

Section 6.07    Rights of Securityholders to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Securityholder to receive payment of principal of, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Securityholder, except that no Securityholder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of the Liens created pursuant to the Collateral Documents upon any property subject to such Liens.

Section 6.08    Collection Suit by Trustee.

          If an Event of Default specified in Section 6.01(l) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Securities), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Securityholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Securityholder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

          Section 6.10   Priorities.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively;



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

          Third: without duplication, to Securityholders for any other Obligations owing to the Securityholders under the Securities or this Indenture; and

          Fourth: to the Issuer or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Securityholders.

          Section 6.11   Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Securityholder pursuant to Section 6.07 hereof, or a suit by Securityholders of more than 10% in principal amount of the then outstanding Securities.


                                  ARTICLE 7
                                   TRUSTEE

Section 7.01    Duties of Trustee.

          (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (2)  Except during the continuance of an Event of Default:

               (a) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

               (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (a)  This paragraph does not limit the effect of paragraph
     (2) of this Section.

               (b) In the absence of bad faith on its part, the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer.

               (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (4) Whether or not therein expressly so provided, every provision of this Indenture or the Collateral Documents that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section and, if the Indenture is qualified under the TIA, the requirements of the TIA.

          (5) No provision of this Indenture or the Collateral Documents shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02    Rights of Trustee.

          (1) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

Section 7.03    Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.04    Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral Documents, the Intercreditor Agreement or the Securities, it shall not be accountable for the Issuer's use of the proceeds from the Securities or any money paid to the Issuer or upon the Issuer's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication. The Trustee makes no representation as to the validity, value or condition of any property covered or intended to be covered by the Lien of the Collateral Documents or any part thereof or as to the title of the Issuer to such property or as to the security afforded by the Collateral Documents or hereby.

Section 7.05    Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Securityholders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security pursuant to Section 6.01(l) or (2) hereof, the Trustee may withhold the notice if it determines that withholding the notice is in the interests of Securityholders.

Section 7.06    Reports by Trustee to Securityholders.

          If this Indenture is qualified under the TIA, the Trustee shall (i) within 60 days after each May 15 beginning with the May 15 following the date of such qualification, mail to Securityholders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted), (ii) comply with TIA Section 313(b), and (iii) transmit by mail all reports as required by TIA
Section 313(c).

          Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Issuer shall promptly notify the Trustee when this Indenture becomes qualified under the TIA.

Section 7.07    Compensation and Indemnity.

          The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence or bad faith.

          The Issuer shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          To secure the Issuer's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture, the Collateral Documents and the Intercreditor Agreement.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08    Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuer. The Securityholders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Issuer. The Issuer may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Securityholders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Securityholders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Securityholder who has been a Securityholder for at least six months, fails to comply with Section 7.10, such Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and the Intercreditor Agreement. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9    Successor Trustee by Merger, etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10   Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(5). The Trustee is subject to TIA Section 310(b).

Section 7.11   Preferential Collection of Claims Against Issuers.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                  ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

          The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Securities, elect to have either Section 8.02 or 8.03 be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 8.

Section 8.02    Legal Defeasance and Discharge.

          Upon the Issuer's exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Securityholders to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Issuer's obligations with respect to such Securities under Sections 2.04, 2.06, 2.07,
2.10 and 4.02 and Article 11, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Securities.

Section 8.03    Covenant Defeasance.

          Upon the Issuer's exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer shall be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11 and 4.14 and
Article 5 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Securityholders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 6.01(3) through 6.01(6), 6.01(9) and 6.01(10), but, except as specified above, the remainder of this Indenture and such Securities (including without limitation the Issuer's obligations under Article 11 hereof) shall be unaffected thereby.

Section 8.04    Conditions to Legal or Covenant Defeasance.

          The following shall be the conditions to application of either Section
8.02 or Section 8.03 to the outstanding Securities:

          (a) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Securityholders, (i) cash in United States Dollars in an amount, or (ii) non-callable United States Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal or installment of principal, premium, if any, or interest, cash in United States Dollars in an amount, or
(iii) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal or principal installment of, premium, if any, and interest on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable United States Government Securities to said payments with respect to the Securities.

          (b) In the case of an election under Section 8.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) In the case of an election under Section 8.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(7) or 6.01(8) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which the Issuer is bound;

          (f) The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, (i) the trust funds will not be subject to the effect of any applicable Bankruptcy Law or (ii) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuer (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Securityholders, the Trustee will hold, for the benefit of the Securityholders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise and (B) the Securityholders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used;

          (g) The Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Issuer pursuant to its election under Section 8.02 or 8.03 was not made by the Issuer with the intent of preferring the Securityholders over other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

          (1) The Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this Section 8.04.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

          Subject to Section 8.06, all money and non-callable United States Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer, if any, acting as Paying Agent) as the Trustee may determine, to the Securityholders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable United States Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Securityholders.

          Anything in this Article 8 to the contrary notwithstanding. the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer's request any money or non-callable United States Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6    Repayment to the Issuer.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Securityholder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer, cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.7    Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States Dollars or non-callable United States Government Securities in accordance with
Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Securityholders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE 9
                                  AMENDMENTS

Section 9.01    Without Consent of Securityholders.

          The Issuer and the Trustee, as applicable, may amend or supplement this Indenture or the Securities without the consent of any Securityholder:

               (1) to cure any ambiguity, defect or inconsistency, provided such amendment or supplement does not adversely affect the rights hereunder of any Securityholder;

               (2)  to comply with Article 5;

               (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

               (4) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, provided such amendment or supplement does not adversely affect the rights under Section 13.16 of any Securityholder;

               (5) to execute and deliver any documents necessary or appropriate to release Liens on any Collateral as permitted by Section 10.03 hereof;

               (6) to provide any additional Collateral for the benefit of the Securityholders; or

               (7) to make any change that does not adversely affect the rights hereunder of any Securityholder.

          Upon the request of the Issuer, accompanied by a resolution of the Board of Directors of the Issuer authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.06 hereof required or requested by the Trustee, the Trustee shall join with the Issuer in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment which affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02    With Consent of Securityholders.

          The Issuer and the Trustee, as applicable, may amend this Indenture or the Securities with the written consent of the Securityholders of at least a majority in principal amount of the then outstanding Securities.

          Upon the request of the Issuer, accompanied by a resolution of the Board of Directors of the Issuer authorizing the execution of any such supplemental indenture or amendment, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Securityholders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuer in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture, or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

          After a supplemental indenture or amendment under this Section becomes effective, the Issuer shall mail to the Securityholders affected thereby a notice briefly describing the amendment or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver. Subject to Sections 6.04 and 6.07 hereof, the Securityholders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or waiver under this Section may not (with respect to any Securities held by a non-consenting Securityholder):

               (1) reduce the principal amount of Securities whose Securityholders must consent to an amendment or waiver;

               (2) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

               (3) reduce the principal of or change the fixed maturity of any Security or alter the optional or mandatory redemption provisions or the price at which the Issuer shall offer to purchase such Securities pursuant to
Section 4.14 hereof;

               (4) make any Security payable in money other than that stated in the Security;

               (5) make any change in Section 6.04 or 6.07 hereof or in this sentence of this Section 9.02;

               (6) waive a Default in the payment of principal of or interest on, or redemption payment with respect to, any Security (other than a Default in the payment of an amount due as a result of an acceleration if the Securityholders rescind such acceleration pursuant to Section 6.02); or

               (7) make any change in Article 11 that adversely affects the rights of any Securityholder.

          Without the consent of each Securityholder affected, the Issuer will not agree to amend, modify or alter the terms of the Junior Subordinated Debenture Indenture or the Junior Subordinated Debentures in any manner that would (i) increase the rate of, or provide for any earlier date for payment of interest on, any Junior Subordinated Debenture, (ii) increase the principal amount payable, or provide for any earlier maturity date, in respect of any Junior Subordinated Debenture, (iii) alter any date on which, or any price at which, the Issuer shall or shall be permitted to offer to purchase any Junior Subordinated Debenture or (iv) change Article 12 of this Indenture.

Section 9.03    Compliance with Trust Indenture Act.

          If at the time of an amendment to this Indenture or the Securities this Indenture is qualified under the TIA, every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.04    Revocation and Effect of Consents.

          Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Securityholder is a continuing consent by the Securityholder and every subsequent Securityholder or portion of a Security that evidences the same debt as the consenting Securityholder's Security, even if notation of the consent is not made on any Security. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

          The Issuer may fix a record date for determining which Securityholders must consent to such supplemental indenture, amendment or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Securityholders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or (ii) such other date as the Issuer shall designate.

Section 9.05    Notation on or Exchange of Securities.

          The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Security thereafter authenticated. The Issuer in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

          Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment or waiver.

Section 9.06    Trustee to Sign Amendments, etc.

          The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.01, to be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture and the Collateral Documents, that it is not inconsistent herewith or therewith, and that it will be valid and binding upon the Issuer in accordance with its terms. The Issuer may not sign an amendment or supplemental indenture until the Board of Directors of the Issuer approves it.


                                  ARTICLE 10
                           COLLATERAL AND SECURITY
                         AND INTERCREDITOR AGREEMENT

Section 10.01   Collateral Documents

          The due and punctual payment of the principal of, premium, if any, and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other Obligations of the Issuer to the Securityholders or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents and the Intercreditor Agreement. Each Securityholder, by its acceptance of a Security, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Trustee to enter into the Intercreditor Agreement and to exercise its rights thereunder in accordance therewith. The Issuer will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents and the Intercreditor Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Collateral Documents and the Intercreditor Agreement, so as to render the same available for the security and benefit of this Indenture and of the Securities according to the intent and purposes herein expressed.

          In the event that at any time after the date of this Indenture, the Issuer or Sunbelt acquires any real estate, to the extent reasonably determined necessary or desirable by the Collateral Agent, additional security documents shall be entered into in order to effectively grant a perfected security interests on such real estate to the Collateral Agent, together with such other documents, mortgage title insurance policies, certificates, resolutions, instruments, financing statements, opinions and writings that would have been required to be delivered if such perfected security interest had been created on the date of this Indenture, all of which shall be in form and substance satisfactory to the Collateral Agent.

     Section 10.02   Recording and Opinions.

                    (a) The Issuer shall furnish to the Trustee prior to any qualification of this Indenture under the TIA an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Liens intended to be created by the Collateral Documents and the Intercreditor Agreement, and reciting the details of such action or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective.

                    (b) If this Indenture is qualified under the TIA, the Issuer shall furnish to the Trustee within 3 months after each anniversary of the date of this Indenture beginning with the anniversary following the date of such qualification, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Collateral Documents and reciting the details of such action or (ii) in the opinion of such Counsel, no such action is necessary to maintain such Lien; provided that the Indenture is qualified under the TIA.

Section 10.03   Release of Collateral.

                    (a) Liens on Collateral will be released as specified in the Intercreditor Agreement. Upon compliance with the provisions of Section
10.04 hereof, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments provided by or on behalf of the Issuer to evidence the release of any Collateral permitted to be released pursuant to the Intercreditor Agreement.

                    (b) The release of any Collateral from the terms hereof and of the Collateral Documents and the Intercreditor Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the Collateral Documents and the Intercreditor Agreement. The Trustee and each of the Securityholders acknowledge that a release of Collateral in accordance with the terms of the Collateral Documents and the Intercreditor Agreement will not be deemed for any purpose to be an impairment of the security under this Indenture.

Section 10.04   Certificates of the Issuer.

          In the event this Indenture is qualified under the TIA, to the extent applicable the Issuer shall comply with (a) TIA Section 314(b), relating to Opinions of Counsel regarding the Lien of the Collateral Documents and (b) TIA
Section 314(d), relating to the release of Collateral from the Lien of the Collateral Documents and Officers' Certificates or other documents regarding fair value of the Collateral. Any certificate or opinion required by TIA
Section 314(d) may be made by an Officer of the Issuer or any other obligor upon the Securities, as applicable, to the extent permitted by TIA Section 314(d).

Section 10.05 Authorization of Actions to be Taken by the Trustee under the Intercreditor Agreement.

          Each Securityholder, by acceptance of a Security, consents and agrees to the terms of the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Trustee to enter into the Intercreditor Agreement and to exercise its non-discretionary rights thereunder in accordance therewith. The Trustee may, in its sole discretion and without the consent of the Securityholders, on behalf of the Securityholders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Intercreditor Agreement and (b) collect and receive any and all amounts payable thereunder in respect of the Obligations of the Issuer hereunder. The Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interest of the Securityholders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Securityholders or of the Trustee). In the event that the Trustee on behalf of the Securityholders shall act in a discretionary matter, make elections or vote under the Intercreditor Agreement, the Trustee shall act, make elections or vote as directed by the Securityholders of a majority in principal amount of the then outstanding Securities and all of the Securityholders shall be bound by such direction; provided that the Trustee shall not, in its capacity as a party to the Intercreditor Agreement, approve the termination of the Intercreditor Agreement or the release of Liens on all or substantially all of the Collateral under the Collateral Documents without the written consent of each Securityholder.

Section 10.06 Authorization of Receipt of Funds by the Trustee under the Intercreditor Agreement.

          The Trustee is authorized to receive any funds for the benefit of the Securityholders distributed to it under the Intercreditor Agreement, and to make further distributions of such funds to the Securityholders according to the provisions of this Indenture.

Section 10.07   Permitted Investments.

          The Trustee will cooperate with the Issuer or any Subsidiaries in ensuring that any Permitted Investments held by or pledged to the Collateral Agent as Collateral may be freely and promptly sold or disposed of by the Issuer or such Subsidiaries to the extent otherwise permitted under this Indenture.

Section 10.08   Intercreditor Agreement.

          To the extent that terms in this Indenture are defined by reference to the Intercreditor Agreement or this Section 10.08 incorporates any provision of the Intercreditor Agreement by reference thereto or otherwise affords the Issuer or its Subsidiaries the benefit of any provision contained therein, any amendment to any such term or provision in the Intercreditor Agreement shall not be effective against the Issuer for purposes of this Indenture unless such amendment is consented to by the Issuer. For purposes of this Indenture, all such terms so defined by reference to the Intercreditor Agreement shall continue to have the meanings set forth therein notwithstanding the termination thereof.


                                  ARTICLE 11
                                  CONVERSION

Section 11.01 Conversion Privilege. A Securityholder of a Security may convert such Security into Common Stock at any time after January 15, 1998 and prior to October 15, 2007. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount thereof (the "Conversion Rate") shall be that set forth in paragraph 8 in the Securities, subject to adjustment as herein set forth.

          A Securityholder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000.
Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

          "Quoted Price" means, for any given day, the last reported per share sales price (or, if no sales price is reported, the average of the bid and ask or, if more than one in either case, the average of the average bid and average ask prices, on such day) of the Common Stock on the New York Stock Exchange Composite Tape or, in the event shares of Common Stock are not listed on the New York Stock Exchange, in the composite transactions for such other national or regional securities exchange upon which the Common Stock is listed, or, if the shares of Common Stock are not listed on a national or regional securities exchange, as quoted on the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of one or more such quotations, the Issuer shall be entitled to determine the Quoted Price on the basis of such quotations as it, after consultation with a nationally recognized investment banking firm, considers appropriate.

          "Average Quoted Price" means the average of the Quoted Prices for the shorter of

          (i) 15 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights or distribution in respect of which the Average Quoted Price is being calculated, or

          (ii) The period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights or (b) the distribution, in each case, in respect of




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


          which the Average Quoted Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights or distribution in respect of which the Average Quoted Price is being calculated, or

          (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time (as defined below) with respect to the next preceding (a) issuance of rights or (b) distribution, in each case, for which an adjustment is required by the provisions of
          Section 11.06(4), 11.07 or 11.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights or distribution in respect of which the Average Quoted Price is being calculated.

          In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 11.06(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Quoted Price" pursuant to the definition in the preceding sentence, "Average Quoted Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Quoted Price during such period.

          "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights or a distribution, in each case, to which Section 11.07 and 11.08 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

Section 11.02 Conversion Procedure. To convert a Security a Securityholder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Securityholder satisfies all those requirements is the conversion date (the "Conversion Date"). Upon conversion of any Security, a certificate for the full number of shares and cash in lieu of any fractional shares pursuant to Section 11.03 will be delivered through the Conversion Agent no later than the seventh Business Day following the Conversion Date. The person in whose name the certificate for the Common Stock is registered shall be treated as the holder thereof of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the capital stock transfer books of the Issuer shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if such stock transfer books had not been closed. Upon conversion of a Security, such person shall no longer be a Securityholder of such Security.

          No payment or adjustment will be made for dividends on or other distribution with respect to any Common Stock except as provided in this
Article 11.



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

          If the Securityholder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount of the Securities converted.

          Upon surrender of a Security that is converted in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Securityholder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

          If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

Section 11.03 Fractional Shares. The Issuer will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Issuer will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/1,000th of a share by multiplying the Quoted Price, on the last Business Day prior to the Conversion Date, by the fractional amount and rounding the product to the nearest whole cent.

Section 11.04 Taxes on Conversion. If a Securityholder converts a Security, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Securityholder shall pay any such tax which is due because the Securityholder requests the shares to be issued in a name other than the Securityholder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Securityholder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Securityholder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

Section 11.05 Issuer to Provide Stock. Prior to becoming a corporation, the Issuer shall not amend the Huntway Partnership Agreement to limit the number of Common Units which can be issued thereunder. The Issuer shall, effective upon becoming a corporation, and from time to time thereafter as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

          All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and (except in the case of Common Units) fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim. Holders of Common Units of Huntway shall not be liable for the obligations of Huntway except to the extent provided in Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act.

          The Issuer shall endeavor promptly to comply with all Federal and State securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

Section 11.06 Adjustment for Change in Capital Stock. If, after the Issue Date of the Securities, the Issuer:

               (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (3) combines its outstanding shares of Common Stock into a smaller number of shares;

               (4) pays a dividend or makes a distribution on its Common Stock in shares of its capital stock (other than Common Stock or rights, warrants or options for its capital stock); or

               (5) issues by reclassification of its Common Stock any shares of its capital stock (other than rights, warrants or options for its capital stock),

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Securityholder of a Security thereafter converted may receive the number of shares of capital stock of the Issuer which such Securityholder would have owned immediately following such action if such Securityholder had converted the Security immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a Securityholder of a Security upon conversion of such Security may receive shares of two or more classes of capital stock of the Issuer, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of capital stock as is contemplated by this Article 11 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 11.

Section 11.7 Adjustment for Rights Issue. If after the Issue Date of the Securities, the Issuer distributes any rights, warrants or options to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Quoted Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                          R' = R x      (O + N)
                                    ---------------
                                    (O + (N x P)/M)




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

          where:

          R'      =        the adjusted Conversion Rate.

          R       =        the current Conversion Rate.

          O       =        the number of shares of Common Stock outstanding on
                           the record date for the distribution to
                           which this Section 11.07 is being applied.

          N       =        the number of additional shares of Common Stock
                           offered pursuant to the distribution.

          P       =        the offering price per share of the additional
                           shares.

          M       =        the Average Quoted Price, minus, in the case (i) a
                           distribution to which Section 11.06(4)
                           applies or (ii) a distribution to which Section 11.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section
                           11.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this
                           Section 11.07 applies, the fair market value
                           (on the record date for the distribution to which this Section 11.07 applies) of the

                           (1) capital stock of the Issuer distributed in respect of each share of Common Stock in such Section 11.06(4) distribution and

                           (2) assets of the Issuer or debt securities or any rights, warrants or options to purchase securities of the Issuer distributed in respect of each share of Common Stock in such Section
                           11.08 distribution.


               The Board of Directors shall determine fair market values for the purposes of this Section 11.07

     The adjustment shall become effective immediately after the record date for the determination of holders entitled to receive the rights, warrants or options to which this Section 11.07 applies.

     No adjustment shall be made under this Section 11.07 if the application of the formula stated above in this Section 11.07 would result in a value of R' that is less than the value of R.

Section 11.8 Adjustment for Other Distributions. If, after the Issue Date of the Securities, the Issuer distributes to all holders of its Common Stock any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Issuer (including securities or cash, but excluding
(x) distributions of capital stock referred to in Section 11.06 and distributions of rights, warrants or options referred to in Section 11.07 and
(y) cash dividends or other cash distributions unless such cash dividends or other cash distributions are Extraordinary Cash Dividends (as defined below)) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 11.08, in accordance with the formula:


          R' = R x  M
                  -----
                   M-F


          where:

          R'      =        the adjusted Conversion Rate.

          R       =        the current Conversion Rate.

          M       =        the Average Quoted Price, minus, in the case of a
                           distribution to which Section 11.06(4)
                           applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 11.08 applies and
                           (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 11.08 applies, the fair market value (on the record date for the distribution to which this Section
                           11.08 applies) of any capital stock of the Issuer distributed in respect of each share of Common Stock in such Section 11.06(4) distribution.

          F       =        the fair market value (on the record date for the
                           distribution to which this Section 11.08 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 11.08 is being applied
                           (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

          The Board of Directors shall determine fair market values for the purposes of this Section 11.08

               The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 11.08 applies.

               For purposes of this Section 11.08, the term "Extraordinary Cash Dividend" shall mean any cash dividend or cash distribution (each a "cash dividend" for purposes of this Section 11.08) with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth in item (i) or (ii) below:

               (i) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Times occurring



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



         in the 85 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds 12.5% of the average of the Quoted Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commending 85 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 85 day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 11.08, the value of "F" shall be equal to (w) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (x) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 11.08.

                 (ii) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividends on the Common Stock with Ex-Dividend Times occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds 25% of the average of the Quoted Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing 365 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 365 day period shall be deemed to be the Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 11.08, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (z) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 11.08.

                 The Company shall not make any distribution to which this
Section 11.08 would otherwise apply where "F" is greater than or equal to "M."

Section 11.9 When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                 All calculations under this Article 11 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

Section 11.10 When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 11.06, 11.07, 11.08 or 11.14 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

                 No adjustment need be made for rights to purchase Common Stock pursuant to an Issuer plan for reinvestment of dividends or interest or for rights to purchase capital stock pursuant to any future dividend or distribution of Rights.

                 No adjustment need be made for a change in the par value or no par value of the Common Stock.

Section 11.11 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Issuer shall promptly mail to Securityholders a notice of the adjustment. The Issuer shall file with the Trustee and the Conversion Agent such notice and a certificate from the Issuer's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Securityholder desiring inspection thereof.

Section 11.12 Voluntary Increase. The Issuer from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Issuer shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Issuer shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

         A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 11.06, 11.07 or 11.08.

Section 11.13    Notice of Certain Transactions.  If:

                 (1) the Issuer takes any action that would require an adjustment in the Conversion Rate pursuant to Section 11.06, 11.07 or
         11.08 (unless no adjustment is to occur pursuant to Section 11.10); or

                 (2) the Issuer takes any action that would require a supplemental indenture pursuant to Section 11.14; or

                 (3)      there is a liquidation or dissolution of the Issuer;

then the Issuer shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Issuer shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 11.14 Reorganization of Issuer; Special Distributions. If the Issuer is a party to a transaction subject to Section 5.1 or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Issuer, that issuer shall join in the supplemental indenture.

         The supplemental indenture shall provide that the holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Securityholder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Securityholder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Securityholder (i) was not a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Securityholders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 11. The successor Issuer shall mail to Securityholders a notice briefly describing the supplemental indenture.

         If this Section applies, neither Section 11.06 nor 11.07 applies.

         If the Issuer makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Issuer that, but for the provisions of the last paragraph of Section 11.08, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 11.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Securityholder of a Security that converts such Security in accordance with the provisions of this Indenture would upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Securityholder would have received if such Securityholder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

Section 11.15 Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment or calculation under this Article 11 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 11.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Issuer's failure to comply with this Article 11. Each Conversion Agent shall have the same protection under this Section 11.15 as the Trustee.

Section 11.16 Simultaneous Adjustments. In the event that this Article 11 requires adjustments to the Conversion Rate under more than one of Sections 11.06(4), 11.07 or 11.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.06, second, the provisions of Section 11.08 and, third, the provisions of Section 11.07.

Section 11.17 Successive Adjustments. After an adjustment to the Conversion Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Conversion Rate as so adjusted.

Section 11.18 Rights Issued in Respect of Common Stock Issued upon Conversion. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 11 shall be entitled to receive the appropriate number of preferred share purchase rights ("Rights"), if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as provided by and subject to the terms of any agreement pursuant to which any such Rights may hereafter be issued, as in effect at the time of such conversion. Notwithstanding anything else to the contrary in this Article 11, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of (i) the distribution of separate certificates representing Rights, (ii) the occurrence of certain events entitling holders of Rights to receive, upon exercise thereof, Common Stock of the Issuer or capital stock of another corporation or (iii) the exercise of Rights in accordance with the agreement pursuant to which such Rights may hereafter be issued.


                                   ARTICLE 12
                                 SUBORDINATION

Section 12.01     Agreement to Subordinate.

         The Issuer agrees, and each Securityholder by accepting a Security consents and agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders of Senior Indebtedness each of whom is entitled to enforce the rights of a holder of Senior Indebtedness hereunder without any notice or act of acceptance hereof or reliance hereon.

Section 12.02     Certain Definitions.

         "Claim" shall mean any and all rights to payment under or in respect of any Security, this Indenture or the Intercreditor Agreement or any related agreements or arrangements, all rights, remedies, demands, causes of action and claims of every type and description at any time held or asserted by, or arising in favor of, any Securityholder against the Issuer or any of its Subsidiaries or Affiliates, or any of them or any of their assets, on account of any breach of any promise, obligation, agreement, indemnity, representation, warrant or covenant in a Security, this Indenture or the Intercreditor Agreement or any related agreements or arrangements or in any manner arising out of, or relating to, the offer, sale or purchase of a Security or the transactions contemplated by this Indenture or by related agreements or the performance or nonperformance or the payment or nonpayment thereof, including without limitation, in the case of each of the foregoing, (a) any claim which is a substitute for, or is the equivalent of, any of the foregoing, (b) any claim whether based on contract, tort, duty imposed by law or any other theory, legal or equitable and whether for rescission, indemnification, contribution or damages and (c) any judgment with respect thereto.

         "Payment in full" (together with any correlative phrases, e.g., "paid in full" and "pay in full") means payment in full thereof in cash.

         "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

         Section 12.03     Liquidation; Dissolution; Bankruptcy.

         (a) Upon any payment or distribution of assets of any kind or character, whether in cash, property or securities, to creditors in any Insolvency or Liquidation Proceeding with respect to the Issuer, all amounts due or to become due under or with respect to all Senior Indebtedness shall first be paid in full, before any payment is made on account of the Securities, except that Securityholders may receive Junior Securities. Upon the occurrence of any such Insolvency or Liquidation Proceeding, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to which the Securityholders or the Trustee would be entitled, but for the provisions hereof, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Securityholders or by the Trustee if received by them, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the principal or equivalent amounts of Senior Indebtedness held by such holders) or their Representative or Representatives, as their interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

         (b) For purposes of this Article, the words "cash, property or securities" shall not be deemed to include Junior Securities. The consolidation of the Issuer with, or the merger of the Issuer with or into, another entity or the liquidation or dissolution of the Issuer following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another person upon the terms and conditions provided in Article 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other entity shall, as part of such consolidation, merger, conveyance or transfer, comply with any applicable conditions stated in Article 5.

Section 12.04     Default on Senior Indebtedness.

         (a) In the event of and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness, or any Obligation owing from time to time under or in respect of Senior Indebtedness, or in the event that any Event of Default (other than a payment default) with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or (b) if any Event of Default other than as described in clause (a) above with respect to any Senior Indebtedness shall have occurred and be continuing permitting the holders of such Senior Indebtedness (or their Representative or Representatives) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, then no payment shall be made by or on behalf of the Issuer on account of the Securities (x) in case of any payment or nonpayment Event of Default specified in (a) unless and until all such Events of Default shall have been cured or waived in writing in accordance with the instruments governing such Senior Indebtedness or such acceleration shall have been rescinded or annulled, or (y) in case of any nonpayment Event of Default specified in (b), during the period (a "Payment Blockage Period") commencing on the date the Issuer and the Trustee receive written notice (a "Payment Blockage Notice") of such Event of Default (which notice shall be binding on the Trustee and the Securityholders as to the occurrence of such an Event of Default) from the trustee under the Senior Note Indenture (or other holders of Senior Indebtedness or their Representative or Representatives) and ending, subject to the following sentence, on the earliest of (A) 179 days after such date, (B) the date, if any, on which such Senior Indebtedness to which such default relates is paid in full or such default (as well as any other defaults with respect to such Senior Indebtedness of the type specified in (b) above) is cured or waived in writing in accordance with the instruments governing such Senior Indebtedness by the holders of such Senior Indebtedness and (C) the date on which the Trustee receives written notice from the trustee under the Senior
Note Indenture (or other holders of Senior Indebtedness or their Representative or Representatives), as the case may be, terminating the Payment Blockage Period. During any consecutive 360-day period, successive or multiple Payment Blockage Notices may be given, provided that, anything herein to the contrary notwithstanding, the aggregate of all Payment Blockage Periods shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each consecutive 360-day period when no Payment Blockage Period is in effect. For all purposes of this Section 12.04, no Event of Default which existed or was continuing with respect to the Senior Indebtedness with respect to which notice commencing a Payment Blockage Period was given on the date such Payment Blockage Period commenced shall be or be made the basis for the commencement of any subsequent Payment Blockage Period unless such Event of Default is cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any action after the date of commencement of such Payment Blockage Period and any breach of any financial covenant for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, gives rise to an Event of Default pursuant to any provision under which an Event of Default previously existed or was continuing shall constitute a new Event of Default for this purpose and may form the basis of a subsequent Payment Blockage Period).

Section 12.05     Acceleration of Securities.

         If payment of the Securities is accelerated because of an Event of Default, the Issuer shall promptly notify holders of Senior Indebtedness of the acceleration.

Section 12.06     When Distribution Must Be Paid Over.

         In the event that the Trustee or any Securityholder receives any payment of any Obligations with respect to the Securities at a time when such payment is prohibited by this Article 12, such payment shall be held by the Trustee or such Securityholder in trust for the benefit of, and shall be paid forthwith over and delivered to, the Collateral Agent for the benefit of the holders of Senior Indebtedness as their interest may appear or their Representative, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Securityholders or the Issuer or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article, except if such payment is made at a time when a Responsible Officer has actual knowledge that it is prohibited by the terms of this Article.

Section 12.07     Notice by the Issuer.

         The Issuer shall promptly notify the Trustee and the Paying Agent of any facts known to the Issuer, as the case may be, that would cause a payment of any Obligations with respect to the Issuer to violate this Article or the Intercreditor Agreement, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this Article.

Section 12.08     Subrogation.

         After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Issuer and Securityholders, a payment by the Issuer on the Senior Indebtedness.

Section 12.09     Relative Rights.

         This Article and the Intercreditor Agreement define the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                 (1) impair, as between the Issuer and Securityholders, the obligations of the Issuer, which are absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

                 (2) affect the relative rights of Securityholders and creditors of the Issuer other than their rights in relation to holders of Senior Indebtedness; or

                 (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Securityholders.

         If the Issuer fails because of this Article or the Intercreditor Agreement to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

Section 12.10    Subordination May Not Be Impaired by the Issuer.

         No right of any holder of Senior Indebtedness to enforce the subordination as provided herein and in the Intercreditor Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any noncompliance by the Issuer with the terms, provisions and covenants of this Indenture or the Securities or any other agreement regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness or any of them may, at any time and from time to time, without the consent of or notice to the Securityholders, without incurring any liabilities to any Securityholder and without impairing or releasing the subordination and other benefits provided in this Indenture or the obligations of the Securityholders to the holders of Senior Indebtedness, even if any right of reimbursement or subrogation or other right or remedy of any holder of Securities is affected, impaired or extinguished thereby, do any one or more of the following:

                 (1) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend or alter, the terms of any Senior Indebtedness, any security therefor or Guarantee thereof or any liability of any obligor thereon to such holder, or any liability incurred directly or indirectly in respect thereof or otherwise amend, renew, exchange, extend, modify, increase or supplement in any manner any Senior Indebtedness or any instrument evidencing or guaranteeing or securing the same or any agreement under which Senior Indebtedness is outstanding;

                 (2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing Senior Indebtedness or any liability of any obligor thereon, to such holder, or any liability incurred directly or indirectly in respect thereof;

                 (3) settle or compromise any Senior Indebtedness or any other liability of any obligor of the Senior Indebtedness to such holder or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, Senior Indebtedness) in any manner or order; and

                 (4) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing Senior Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any other person, elect any remedy and otherwise deal freely with any obligor and any security for the Senior Indebtedness or any liability of any obligor to such holder or any liability incurred directly or indirectly in respect thereof.

Section 12.11    Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative or Representatives.

         Upon any payment or distribution of assets of the Issuer referred to in this Article, the Trustee and the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Securityholders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 12.12    Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee, and the Trustee or Paying Agent may continue to make payments on the Securities unless a Responsible Officer shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article. Only the Issuer, the Collateral Agent, a Representative or a holder of an issue of Senior Indebtedness that has no Representative may give the notice. Nothing in this Article shall apply to amounts due to, or impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

         Section 12.13    Authorization to Effect Subordination.

         Each Securityholder by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article, and appoints the Trustee his attorney-in-fact for any and all such purposes, including, without limitation. the timely filing of a claim for the unpaid balance of the Security held by such Securityholder in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved. If a proper claim or proof of debt in the form required in such proceeding is not filed prior to 30 days before the expiration of the time to file such claims or proofs, then, so long as any Senior Indebtedness is committed or outstanding the holders of Senior Indebtedness are hereby authorized, and shall have the right (without any duty), to file any appropriate claim for and on behalf of such holders of the Securities.

Section 12.14    Payment.

         A payment on account of or with respect to any Security shall include, without limitation, any direct or indirect payment of principal of (and premium, if any) and interest with respect to or in connection with any mandatory or optional redemption or sinking fund provisions, any direct or indirect payment payable by reason of any other Indebtedness or obligation being subordinated to the Securities, and any direct or indirect payment or recovery on any Claim as a Securityholder relating to or arising out of this Indenture or any Security, or the transactions contemplated hereby or referred to herein.


                                   ARTICLE 13
                                 MISCELLANEOUS

Section 13.01     Trust Indenture Act Controls.

         In the event this Indenture is qualified under the TIA, and any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 13.2     Notices.

         Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

         If to the Issuer:

         Huntway Partners, L.P.
         25129 The Old Road
         Suite 322
         Newhall, California 91381
         Attention: Warren Nelson
         Telecopier No.: (805) 286-1588

         With a copy to:

         Kirkland & Ellis
         200 E. Randolph Drive
         Chicago, Illinois 60601
         Attention: Brian D. Hogan, Esq.
         Telecopier No.: (312) 861-2200

         If to the Trustee:

         State Street Bank and Trust Company
         Corporate Trust Department
         Two International Place, 4th Floor
         Boston, Massachusetts 02110
         Attention:  Susan Freedman
         Telecopier No.: (617) 664-5371

         The Issuer or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Securityholder shall be mailed by first-class mail, certified or registered. return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Issuer mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03     Communication by Securityholders with Other Securityholder.

         In the event this Indenture is qualified under the TIA, (i) Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities and (ii) the Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04     Certificate and Opinion as to Conditions Precedent.

         In the event this Indenture is qualified under the TIA, upon any request or application by the Issuer to the Trustee to take any action under this Indenture or the Intercreditor Agreement, the Issuer shall furnish to the
Trustee:

                 (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 13.05     Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

                 (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with, provided, however, that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official.

Section 13.06     Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07     Legal Holidays.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York, in the city in which the Corporate Trust Office of the Trustee is located or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.08     No Recourse against Others.

         No member, manager, shareholder, interest holder, partner, officer, director, employee, affiliate or agent of the Issuer or of a General Partner (as defined in the Huntway Partnership Agreement), as such, shall have any liability for any obligations of the Issuer under the Securities, this Indenture, the Collateral Documents or the Intercreditor Agreement or for any claim based on, in respect of or by reason of such obligations, under the Delaware Revised Uniform Limited Partnership Act or otherwise. Each Securityholder, by accepting a Security, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.

Section 13.09     Duplicate Originals.

         The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 13.10    Governing Law.

         The internal law of the State of New York shall govern and be used to construe this Indenture and the Securities.

Section 13.11    No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12    Successors.

         All agreements of the Issuer in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.13    Severability.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14    Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.15    Table of Contents, Headings, etc.

         The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16    Special Rights of Certain Securityholders

         The initial purchasers of the Securities are parties to an Exchange and Purchase Agreement with the Issuer dated as of October 31, 1997 (the "Exchange and Purchase Agreement"). Pursuant to such Exchange Agreement, such initial purchasers are the beneficiaries of: (i) additional covenants and agreements the breach of which could give rise to a declaration by such initial purchasers that the unpaid principal of and any accrued interest on the Securities held by them shall be due and payable, and (ii) the right under certain circumstances to restrict the Issuer's exercise of its right to effect redemptions under Sections 3.08(b) and 3.09. Each Securityholder (other than a Securityholder that is one of such initial purchasers), by acceptance of a Security, acknowledges that such additional covenants, agreements and right are for the sole benefit of such initial purchasers.

                            [Signature Page Follows]

                                  SIGNATURES


Dated as of  October 31, 1997          HUNTWAY PARTNERS, L.P., as Issuer


                                       By: /s/ Juan Y. Forster
                                           -------------------

                                       By: /s/ Warren J. Nelson
                                           --------------------
Attest:


_____________________________________




Dated as of October 31, 1997           STATE STREET
                                       BANK AND TRUST COMPANY, a
                                       Massachusetts bank and trust
                                       company, as Trustee


                                       By: /s/ Lynda A. Vogel
                                           ------------------

                                       By: /s/ Susan Freedman
                                           ------------------
Attest:


_____________________________________

STATE OF CALIFORNIA       )
                          )       ss.
COUNTY OF LOS ANGELES     )


                 On this 31st day of October, 1997, before me appeared
Lynda A. Vogel, who, being by me duly sworn did say that (s)he is the Senior Vice President of STATE STREET BANK AND TRUST COMPANY, a Massachusetts bank and trust company, and that the seal affixed to said instrument is the corporate seal of said company, and that said instrument was signed and sealed on behalf of said company by authority of its board of directors, and said Senior Vice President acknowledged said instrument to be the free act and deed as Trustee as aforesaid.


                                         /s/ Tina L. Martinez
                                        --------------------------------------
                                        Notary Public




STATE OF MASSACHUSETTS    )
                          )       ss.
COUNTY OF SUFFOLK         )


                 On this 31st day of October, 1997, before me appeared
Susan Freedman to me personally known, who, being by me duly sworn did say that (s)he is a Vice President of STATE STREET BANK AND TRUST COMPANY, a Massachusetts bank and trust company, and that the seal affixed to said instrument is the corporate seal of said company, and that said instrument was signed and sealed on behalf of said company by authority of its board of directors, and said Susan Freedman acknowledged said instrument to be the free act and deed as Trustee as aforesaid.

                                         /s/ John Corrigan
                                        --------------------------------------
                                        Notary Public

                                                                     EXHIBIT A

                               (Face of Security)

              9 1/4% SENIOR SUBORDINATED SECURED CONVERTIBLE NOTE
                                   DUE 2007
No. _____
                                                               $_______________

CUSIP: 447300 AA 2           HUNTWAY PARTNERS, L.P.
                                  as Obligor,

promises to pay to ________________________ or registered assigns, the principal sum of _________________________ Dollars on October 15, 2007.
Interest Payment Dates:  June 30 and December 31;  and October 15, 2007.
Record Dates:     June 15 and December 15 and, in the case of the October 15,
2007 Interest Payment Date, October 1, 2007 (in each case, whether or not a Business Day).

This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.


                                  Dated:  October __, 1997


                                  HUNTWAY PARTNERS, L.P.

                                  By:___________________

                                  By:___________________

Trustee's Certificate of Authentication:

This is one of the Securities referred to in the within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY,
a Massachusetts bank and trust company, as Trustee

By__________________________________________
         Authorized Signature

                               (Back of Security)

              9 1/4% SENIOR SUBORDINATED SECURED CONVERTIBLE NOTE
                                    DUE 2007


1. Interest. Huntway Partners, L.P., a Delaware limited partnership, as obligor (the "Issuer"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below.

         The Issuer shall pay in cash interest on the principal amount of this Security at the rate per annum of 9 1/4%. The Issuer will pay interest semi-annually in arrears on June 30 and December 31 of each year, commencing June 30, 1998, and on October 15, 2007 or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date"), to Securityholders of record at the close of business on the June 15 or December 15 next preceding the Interest Payment Date or, in the case of interest to be paid on October 15, 2007, October 1, 2007.

         Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Issuer shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Securities; the Issuer shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

2. Method of Payment. The Issuer will pay interest on the Securities (except defaulted interest) to the persons who are registered Securityholders at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. The Securityholder must surrender this Security to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Issuer, however, may pay principal and interest by check payable in such money. The Issuer may mail an interest check to a Securityholder's registered address.

3. Paying Agent, Conversion Agent and Registrar. Initially, the Issuer will act as Paying Agent. The Issuer may change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice to any Securityholder. The Issuer or any of its subsidiaries may act in any such capacity.

4. Indenture. The Issuer issued the Securities under an Indenture dated as of October 15, 1997 (the "Indenture") among the Issuer, as obligor, and the Trustee. The terms of the Securities include those stated in the Indenture (including certain provisions of the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture) and, in the event the Indenture is qualified under the TIA, those made part of the Indenture by reference to the TIA as in effect at the time of such qualification. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The Securities are limited to $21,750,000 in aggregate principal amount.

5.       Optional Redemptions.

         (a)     Optional Redemption for Cash - Trading Condition Satisfied.
At any time or from time to time after October 15, 2000, in the event the Trading Condition is satisfied, the Issuer may (provided that the Issuer furnishes to the Trustee the Officers' Certificate provided for in Section 3.01 of the Indenture within five days thereafter) redeem all or any of the Securities at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued interest to the redemption date, if redeemed during the 12-month period beginning October 15 of the years indicated below:

                    Year                                    %
                    ----                                 -------
                    2000  . . . . . . . . . . . . . . .  104.625
                    2001  . . . . . . . . . . . . . . .  103.854
                    2002  . . . . . . . . . . . . . . .  103.083
                    2003  . . . . . . . . . . . . . . .  102.312
                    2004  . . . . . . . . . . . . . . .  101.541
                    2005  . . . . . . . . . . . . . . .  100.770
                    2006 and thereafter . . . . . . . .  100.000


         (b) Other Optional Redemption for Cash. Subject to the provisions of Section 13.16 of the Indenture, at any time or from time to time after October 15, 2002, the Issuer may redeem all or any of the Securities at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued interest to the redemption date, if redeemed during the 12-month period beginning October 15 of the years indicated below:


                    Year                                    %
                    ----                                 -------
                    2002  . . . . . . . . . . . . . . .  110.000
                    2003  . . . . . . . . . . . . . . .  107.500
                    2004  . . . . . . . . . . . . . . .  105.000
                    2005  . . . . . . . . . . . . . . .  102.500
                    2006 and thereafter . . . . . . . .  100.000


         (c) Optional Redemption for Common Stock. Subject to the provisions of Section 13.16 of the Indenture, at any time or from time to time after October 15, 2000, in the event the Trading Condition is satisfied, the Issuer may (provided that the Issuer furnishes to the Trustee the Officers' Certificate provided for in Section 3.01 of the Indenture within five days thereafter) redeem all or any portion of the Securities in exchange for the number of shares of Common Stock (and cash in lieu of fractional shares) issuable upon conversion of such Securities at the Conversion Rate then in effect for the Securities pursuant to Article 11 of the Indenture.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Securityholder of Securities to be redeemed at its registered address. Securities may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Securityholder are to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

6. Mandatory Redemption. Subject to the Issuer's obligation to make an offer to repurchase Securities under certain circumstances pursuant to Section
4.14 of the Indenture (as described in paragraph 7 below), the Issuer has no mandatory or sinking fund obligations with respect to the Securities.

7. Redemption or Repurchase at Option of Securityholder. If there is a Change of Control, the Issuer will be required, subject to certain limitations as set forth in the Indenture, to offer to purchase all Securities at 101% of the principal amount thereof, plus accrued interest to the date of purchase. Securityholders that are subject to an offer to purchase will receive an offer to purchase from the Issuer prior to any related purchase date, and may elect to have such Securities purchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing on this reverse side of this Security.

8.       Conversion

         Subject to the next two succeeding sentences, a Securityholder of a Security may convert it into Common Stock at any time after January 15, 1998 and prior to October 15, 2007. If the Security is called for redemption, the Securityholder may convert it at any time before the close of business on the redemption date.

         The initial Conversion Rate is 666.667 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Issuer will deliver cash or a check in lieu of any fractional share of Common Stock.

         To convert a Security a Securityholder must (1) complete and manually sign the conversion notice on the back of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Issuer or the Trustee and (4) if required by Section
11.04 of the Indenture, pay all transfer or similar taxes.

         A Securityholder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture.

         The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other capital stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of rights to purchase Common Stock at a price per share less than the Quoted Price at the Time of

Determination; and distributions to such holders of assets or debt securities of the Issuer or certain rights to purchase securities of the Issuer (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders are to participate in the transaction or in certain other cases, as set forth in the Indenture. The Issuer from time to time may voluntarily increase the Conversion Rate.

         If the Issuer is party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert such Security into securities, cash or other assets of the Issuer or another person.

         Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Securityholders of such Securities at an amount not less than the Redemption Price, together with accrued interest, if any, to the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Issuer to purchase such Securities from the Securityholders, to convert them into Common Stock of the Issuer and to make payment for such Securities to the Trustee in trust for such Securityholders.

9. Subordination. The Securities are subordinated to Senior Indebtedness, which means the principal of the Senior Notes, the Letter of Credit Obligations, interest accrued or accruing thereon both before and after the date of filing a petition in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings, whether or not allowed as a claim in such case or proceeding (in accordance with and at the contract rate) and any and all other amounts due under the Senior Notes, the Senior Note Indenture and the Letter of Credit Agreement, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising (including, without limitation, amounts for which the holders of the Senior Notes, the trustee under the Senior Note Indenture or the holders of the Letter of Credit Agreement Obligations are entitled to reimbursement under the terms of the Senior Notes, the Senior Note Indenture or the Letter of Credit Agreement), (ii) any refundings, renewals or extensions of any Indebtedness or other obligation described in clause (i) above, provided that the principal amount of such Indebtedness shall not exceed the principal amount of Indebtedness, and any unfunded or unused commitment to extend credit (including commitments to issue letters of credit), so refunded, renewed or extended and (iii) all expenses, indemnifications and attorneys' fees for which the Issuer is now or hereafter becomes liable to pay to the trustee under the Senior Note Indenture or any holder of Senior Notes or Letter of Credit Agreement Obligations. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Issuer agrees, and each Securityholder by accepting a Security consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

10. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Securityholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The

Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

11. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Issuer may deem and treat the person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary. The registered holder of a Security shall be treated as its owner for all purposes.

12. Amendments and Waivers. Subject to certain exceptions, the Indenture and the Securities may be amended with the consent of the Securityholders of at least a majority in principal amount of the then outstanding Securities, and any existing default (except certain payment defaults) may be waived with the consent of the Securityholders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder, the Indenture and the Securities may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, provided such amendment or supplement does not adversely affect the rights under the Indenture of any Securityholder, (ii) to provide for assumption of the Issuer's obligations to Securityholders, (iii) to provide for uncertificated Securities, (iv) to comply with the requirements of the SEC in order to effect or maintain qualification of the Indenture under the TIA, provided such amendment or supplement does not adversely affect the rights under Section 13.16 of the Indenture of any Securityholder, (v) to execute and deliver any documents necessary or appropriate to release Liens on Collateral as permitted by the Indenture, or to make any change that does not adversely affect the rights under the Indenture of any Securityholder.

13. Defaults and Remedies. Events of Default under the Indenture include in summary form: (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities; (iii) failure to comply with Section 4.07, 4.09 or 4.14 of the Indenture, or fails within 29 Business Days after any Change of Control Date to effect the repayments and/or obtain the consents contemplated in the first paragraph of
Section 4.14, that is not cured or waived within 10 days after notice; (iv) a default in the observance or performance of any other agreements of the Issuer in the Securities or the Indenture, or a default in any material respect of agreements of the Issuer contained in any Collateral Document or the Intercreditor Agreement, that continues for 30 days after notice; (v) defaults under instruments under which certain other Indebtedness is issued or secured, whether such Indebtedness now exists, or is created hereafter, which default
(a) in the case of a failure to make a payment on any such Indebtedness, (w) shall permit the acceleration of the maturity of such Indebtedness, (x) shall occur with respect to Indebtedness in a principal amount of at least $2,000,000, (y) in the case of any default with respect to any interest payment Obligation on Indebtedness shall occur with respect to interest payment Obligations in an aggregate amount of at least $500,000, and (z) which payment default shall not have been cured within 30 days after the expiration of any grace period as provided in such Indebtedness on the date of such default, or
(b) in the case of any default other than a payment default referred to in clause (a), has resulted in the acceleration of the maturity of such Indebtedness prior to its express maturity and the principal amount of such Indebtedness either (x) is at least $2,000,000 or (y), together with the principal amount of any other such Indebtedness, the maturity of which has been so accelerated or which has not been paid at maturity, aggregates $2,000,000 or more; (vi) certain final judgments aggregating in excess of $2,000,000 remain unstayed or undischarged for a period of 60 consecutive days after their entry; (vii) certain events of bankruptcy or insolvency; (viii) any representation or warranty of the Issuer in any Collateral Document with respect to any material portion of the Collateral shall have been untrue in any material respect when made and is not cured or waived within 30 days; and (ix) any Collateral Document with respect to Collateral having a fair market value in excess of $3,000,000 shall be held in any judicial proceeding to be unenforceable or invalid or otherwise ceases to be in effect (except as otherwise permitted by the Indenture, the Collateral Documents or the Intercreditor Agreement), or the Issuer shall deny or disaffirm its obligations under any Collateral Document, the Intercreditor Agreement or the Securities, or the Securities fail to be secured by any theretofore perfected security interests in the Collateral having a fair market value in excess of $3,000,000 (except as otherwise permitted by the Indenture, the Collateral Documents or the Intercreditor Agreement).

         If an Event of Default occurs and is continuing, the Trustee or the Securityholders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately if no Senior Indebtedness is then outstanding (or, if there is any Senior Indebtedness then outstanding, five Business Days after receipt by the Issuer and the Representatives (as defined in Section 12.02 of the Indenture) of the Senior Indebtedness of written notice of such declaration), except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Securityholders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in the interests of the Securityholders. The Issuer must furnish an annual compliance certificate to the Trustee.

14. Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

15. No Recourse Against Others. No member, manager, shareholder, interest holder, partner, officer, director, employee, affiliate or agent of the Issuer or of a General Partner (as defined in the Huntway Partnership Agreement), as such, shall have any liability for any obligations of the Issuer under the Securities, this Indenture, the Collateral Documents or the Intercreditor Agreement or for any claim based on, in respect of or by reason of such obligations, under the Delaware Revised Uniform Limited Partnership Act or otherwise. Each Securityholder, by accepting a Security, waives and releases all such liability. The waiver and release is part of the consideration for the issuance of the Securities. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.

16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Collateral Documents and the Intercreditor Agreement. As provided in the Indenture, the Collateral Documents and the Intercreditor Agreement, and subject to certain limitations set forth therein, the Obligations of the Issuer under the Indenture are secured by the Collateral as provided in the Collateral Documents and the Intercreditor Agreement. Each Securityholder, by accepting a Security, agrees to be bound to all the terms and provisions of the Collateral Documents and the Intercreditor Agreement, as the same may be amended from time to time. The Liens created under the Collateral Documents shall be released upon the terms and subject to the conditions set forth in the Indenture, the Collateral Documents and the Intercreditor Agreement.

20. Special Rights of Certain Securityholders. The initial purchasers of the Securities are parties to an Exchange and Purchase Agreement with the Issuer referred to in Section 13.16 of the Indenture. Pursuant to such Exchange Agreement, such initial purchasers are the beneficiaries of: (i) additional covenants and agreements the breach of which could give rise to a declaration by such initial purchasers that the unpaid principal of and any accrued interest on the Securities held by them shall be due and payable, and
(ii) the right under certain circumstances to restrict the Issuer's exercise of its right to effect redemptions under Sections 3.08(b) and 3.09 of the Indenture. Each Securityholder (other than a Securityholder that is one of such initial purchasers), by acceptance of a Security, acknowledges that such additional covenants, agreements and right are for the sole benefit of such initial purchasers.

         The Issuer will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:

                          Huntway Partners, L.P.
                          25129 The Old Road
                          Suite 322
                          Newhall, California  91381
                          Attention:  Warren Nelson

                                ASSIGNMENT FORM

         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

________________________________________________________________________________
                (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

            (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.
________________________________________________________________________________



Date:______________________



                                 Your Signature:___________________________
                                                (Sign exactly as your name
                                                 appears on the face of
                                                 this Security)

Signature Guarantee.*




________________________

* Your signature must be guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city where the principal office of the registrar is located or by a member of a national securities exchange.

                  OPTION OF SECURITYHOLDER TO ELECT PURCHASE


         If you want to elect to have all or any part of this Security purchased by the Issuers pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased (if all, write "ALL"):
$_____________





Date:_______________


                               Your Signature:_______________________________
                                              (Sign exactly as your name
                                              appears on the face of this
                                              Security)

Signature Guarantee.*





____________
* Your signature must be guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city where the principal office of the registrar is located or by a member of a national securities exchange.

                              CONVERSION NOTICE


         If you want to elect to have all or any part of this Security converted into Common Stock of the Issuer pursuant to Article 11 of the Indenture, state the Principal Amount you elect to have converted (if all, write "ALL"): $_____________





Date:________________



                               Your Signature:________________________________
                                             (Sign exactly as your name
                                             appears on the face of this
                                             Security)

Signature Guarantee.*





________________
* Your signature must be guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city where the principal office of the registrar is located or by a member of a national securities exchange.